UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Roivant Sciences Ltd.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on September 10, 2024
Dear Shareholder:
You are cordially invited to attend the Roivant Sciences Ltd. 2024 Annual General Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Tuesday, September 10, 2024 at 10:30 a.m. United Kingdom local time.
The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
1.
To elect three (3) directors, Ilan Oren, James C. Momtazee and Dr. Mayukh Sukhatme, to serve as Class III directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2027, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2025, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2025, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2025.

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
4.	To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.
5.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
We will also lay before the Annual Meeting our audited financial statements as of and for our fiscal year ended on March 31, 2024, pursuant to the provisions of the Companies Act and our Amended and Restated Bye-laws.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Our Board of Directors has fixed the close of business on Wednesday, July 17, 2024 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting.

You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your common shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common shares, such as a bank or brokerage account statement indicating that you owned our common shares at the close of business on the Record Date, in order to be admitted. In addition, in order to vote in person at the Annual Meeting, you must either (i) be a record holder of our common shares as of the Record Date or (ii) if your common shares are held in the name of a bank, broker or other nominee, obtain a valid proxy from your bank, broker or other nominee. For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for
the Annual General Meeting of Shareholders

To Be Held on Tuesday, September 10, 2024, at 10:30 a.m. United Kingdom Local Time,
at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom
The Proxy Statement and Annual Report to Shareholders
are available at http://www.proxyvote.com, and on our website at
https://investor.roivant.com.
By Order of the Board of Directors

/s/ Matthew Gline
Principal Executive Officer
July 26, 2024

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by voting by proxy over the Internet or by telephone, or voting by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held by your broker or bank as a nominee or agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held on Tuesday, September 10, 2024, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom

MEETING AGENDA
Proposal No.	Proposal	Board of Directors Vote Recommendation
1.
To elect three (3) directors, Ilan Oren, James C. Momtazee and Dr. Mayukh Sukhatme, to serve as Class III directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2027, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
For All

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2025, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2025, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2025.
For

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.	For

4.	To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.	One Year
We intend to mail the Notice of Internet Availability of Proxy Materials regarding the Annual Meeting on or about July 29, 2024, to all shareholders of record entitled to vote at the Annual Meeting.
Use of terms such as “Roivant,” the “Company,” “we,” “us” and “our” in this proxy statement refer to Roivant Sciences Ltd. and its consolidated subsidiaries. The term “Fiscal 2024” refers to the fiscal year ending March 31, 2025; the term “Fiscal 2023” refers to the fiscal year ended March 31, 2024; and the term “Fiscal 2022” refers to the fiscal year ended March 31, 2023.
Through Fiscal 2023, we were a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following which we qualified as a “large accelerated filer” under the Exchange Act. Pursuant to applicable Securities & Exchange Commission (“SEC”) rules, we have elected to continue to rely on the scaled disclosure requirements for smaller reporting companies through the filing of our Annual Report on Form 10-K, including the information in this proxy statement required by Part III of Form 10-K and incorporated by reference therein. Accordingly, the compensation disclosures included here are intended to comply with the requirements applicable to smaller reporting companies. However, our Compensation Committee is committed to providing the information necessary to help shareholders understand our executive compensation-related decisions. Accordingly, below under “Background on Our Executive Compensation Program” we have included certain supplemental information that provides additional detail on our executive compensation program.

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	6
INFORMATION ABOUT ROIVANT’S DIRECTORS	7
CORPORATE RESPONSIBILITY	17
EXECUTIVE OFFICERS	20
EXECUTIVE COMPENSATION	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39
PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
PROPOSAL NO. 3 — NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	43
PROPOSAL NO. 4 — NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	44
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	45
ADDITIONAL INFORMATION	46

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.
Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with our Board of Directors’ solicitation of proxies for use at the 2024 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be on Tuesday, September 10, 2024, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
All shareholders as of the close of business on July 17, 2024 will receive the proxy materials and have the ability to access them via the Internet, including this proxy statement and our Annual Report, at http://www.proxyvote.com.
What proposals will be voted on at the Annual Meeting?
There are four matters scheduled for a vote:
1.
To elect three (3) directors, Ilan Oren, James C. Momtazee and Dr. Mayukh Sukhatme, to serve as Class III directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2027, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.
To ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2025, to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2025, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2025;

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers; and
4.	To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.
In addition to the four matters scheduled for a vote, in accordance with the Companies Act and Section 73 of our Amended and Restated Bye-laws (the “Bye-laws”), our audited financial statements as of and for our fiscal year ended on March 31, 2024, will be laid before the Annual Meeting. These financial statements were audited by EY. The Audit Committee and the Board of Directors have approved these financial statements. There is no requirement under Bermuda law that these financial statements be approved by our shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to EY, our auditor for our fiscal year ended March 31, 2024, as required by the Companies Act.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
1.	FOR ALL for the election of the three (3) directors nominated by our Board of Directors and named in this proxy statement as Class III directors to serve for a three-year term;
2.	FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2025;
3.	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and
4.	FOR “ONE YEAR” on the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers.

Where and when will the Annual Meeting be held?
The Annual Meeting will be on Tuesday, September 10, 2024, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Our Board of Directors has fixed the close of business on July 17, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 739,183,842 common shares outstanding and entitled to vote.
Shareholder of Record: Common Shares Registered in Your Name
If, on July 17, 2024, your common shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote by proxy as specified in the proxy materials or you may vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time, to ensure your vote is counted.
Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Agent
If, on July 17, 2024, your common shares were held not in your name, but rather in an account at your broker, bank or other agent, then you are the beneficial owner of common shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the common shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your common shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•	Voting in Person: To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
Voting by Proxy Card: To vote using a proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided with the proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you vote over the Internet or telephone, you are not required to mail a proxy card.

•
Voting by Telephone: To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on September 9, 2024, to be counted.

•
Voting by Internet: To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on September 9, 2024, to be counted.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner of common shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization, rather than from Roivant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on July 17, 2024.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal.
Proposal No.	Proposal Description	Vote Required
1.	Election of Directors	Plurality of Votes Cast (the three nominees who receive the most “For” votes cast will be elected as directors)

2.	Ratification of EY as our independent registered public accounting firm	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)

3.	Non-binding, advisory vote to approve the compensation of our named executive officers	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)

4.	Non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers	Plurality of Votes Cast (the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers that receives the most votes cast will be approved)
What if I do not specify how my common shares are to be voted?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•	FOR ALL for the election of the three (3) directors nominated by our Board of Directors and named in this proxy statement as Class III directors to serve for a three-year term (Proposal No. 1);
•	FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal No. 2);
•	FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3);
•	FOR “ONE YEAR” on the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers (Proposal No. 4); and
•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your common shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (election of directors), No. 3 (compensation of named executive officers) and No. 4 (frequency of future votes on compensation of named executive officers) are each a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your common shares with respect to Proposals Nos. 1, 3 and 4, which would result in a “broker non-vote,” but may, in its discretion, vote your common shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal. If a shareholder indicates on its proxy card that it wishes to abstain from voting its common shares, or if a broker, bank or other nominee holding its customers’ common shares of record causes abstentions to be recorded for common shares, these common shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions, where applicable, are not considered to be votes cast and therefore will have no effect on the outcome of the vote for any such proposals as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding common shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the common shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding common shares.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If, within half an hour from the time appointed for the Annual Meeting a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, new notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.
Can I revoke my proxy or change my vote after submitting my proxy?
Shareholder of Record: Common Shares Registered in Your Name
Yes. You can revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy or change your vote in any one of the following ways:
1.	You may submit another properly completed proxy card with a later date.
2.	You may grant a subsequent proxy by telephone or over the Internet.
3.	You may send a timely written notice that you are revoking your proxy to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

4.	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you do not vote at the Annual Meeting, your most current proxy card, or vote by proxy over the Internet or telephone, unless revoked, reflects the vote that will be counted.
Beneficial Owner: Common Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the proxy card to vote all shares represented by valid proxies on those matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice or set of Proxy Materials?
If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?
To be considered for inclusion in our proxy materials for next year’s annual general meeting of shareholders, your proposal must be submitted in writing by March 28, 2025, to our Secretary at Roivant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Any member submitting a shareholder proposal to be included in our proxy statement must comply with the provisions of SEC rule 14a-8.
If you wish to nominate an individual for election or bring other business before next year’s annual general meeting of shareholders that is not to be included in next year’s proxy materials pursuant to the shareholder proposal procedures under the rules and regulations of the SEC, you must deliver your notice to our Secretary at the address mentioned above no earlier than May 13, 2025, and no later than June 12, 2025; provided that if the date of the annual general meeting of shareholders is earlier than August 11, 2025, or later than October 10, 2025, you must submit your proposal to the address mentioned above not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to our shareholders or the date on which public disclosure of the date of the annual general meeting was made. Any such nomination by a shareholder or other business must comply with the provisions of Bye-law 26. In addition to complying with the advance notice provisions of our Bye-laws, shareholders who intend to solicit proxies in support of direct nominees other than the Company’s nominees must give timely notice that complies with the additional requirements of the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, which must be received no later than July 14, 2025. If the date of next year’s annual general meeting of shareholders changes by more than 30 days from the date of the 2024 Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of such annual general meeting of shareholders or the 10th day following public announcement by the Company of the date of the 2025 annual general meeting of shareholders.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board of Directors currently has eight members, who are divided into three classes with staggered three-year terms. At the Annual Meeting, the three (3) Class III directors will be nominated for election to a three-year term, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2027, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. All of the nominees are Class III directors whose current term is expiring. All directors will continue in office until the election and qualification of a successor or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Governance Committee has recommended, and our Board of Directors has approved, Ilan Oren, James C. Momtazee and Dr. Mayukh Sukhatme, as nominees for election as Class III directors at the Annual Meeting.
Mr. Oren has served on Roivant’s Board of Directors since 2014, including service as Chair since 2023; Mr. Momtazee has served on Roivant’s Board of Directors since 2021; and Dr. Sukhatme has served on Roivant’s Board of Directors since 2023. For additional information regarding the director nominees’ backgrounds and experiences, see “Directors Standing for Election at this Annual Meeting” below.
If you are a shareholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Oren and Momtazee and Dr. Sukhatme. We expect that the nominees will serve if elected. However, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who is designated by our Board of Directors to fill the resulting vacancy (or, alternatively, the Board of Directors may reduce its size). If you own your common shares through a broker, bank or other nominee and you do not give voting instructions, then your shares will not be voted on this matter. For more information, please see “Questions and Answers About the Annual Meeting–What if I do not specify how my common shares are to be voted?” on page 3.
Vote Required
The election of the Class III directors requires a plurality of the votes properly cast to be approved. Withheld votes and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR ALL for the election of the three nominees as Class III directors to serve three-year terms, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2027, and until their successors are duly elected and qualified, or until a director’s earlier death, resignation or removal.

INFORMATION ABOUT ROIVANT’S DIRECTORS
Roivant’s Board of Directors
The following table sets forth the name, age (as of July 26, 2024) and position of the current directors of Roivant Sciences Ltd. This section also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.
					Committee Membership
Name	Age	Position	Class	Expiry Term	Audit	Compensation	N&G
Matthew Gline	40	Director & Chief Executive Officer	Class I	2025
Keith Manchester	55	Director	Class I	2025	*
Melissa Epperly	47	Director	Class I	2025	**
Daniel Gold	56	Director	Class II	2026		**
Meghan FitzGerald	53	Director	Class II	2026	*		*
James C. Momtazee	52	Director	Class III	2024			*
Ilan Oren	40	Director & Chair	Class III	2024		*	**
Mayukh Sukhatme	48	Director & President and Chief Investment Officer	Class III	2024
*	Committee Member
**	Committee Chair
Directors Standing for Election at this Annual Meeting
Ilan Oren is the Chair of Roivant’s Board of Directors, a position he has held since 2023, having served as a Director of Roivant since 2014. He has served as Co-Chief Executive Officer of Dexcel Pharma, part of a privately-owned Israeli group of pharmaceutical companies, since November 2019. Mr. Oren is an indirect shareholder and a director of Dexcel Pharma and a shareholder and director of Dexxon Holdings. Prior to serving as Co-CEO, Mr. Oren served as Vice President for the group and led corporate and business development activities, including formation of strategic ventures, product partnerships, product portfolio selection, product acquisitions, strategic investments, and mergers and acquisitions. Mr. Oren currently serves on the board of directors of Clexio Biosciences and Kriya Therapeutics and has previously served on the board of directors of Sio Gene Therapies and Cynapsus Therapeutics. He holds an A.B. in Economics from Harvard College. Our Board of Directors believes that Mr. Oren’s extensive experience as a high-level executive in the pharmaceutical industry qualifies him to serve as a member of our Board of Directors.
James C. Momtazee has served as a Director of Roivant since 2021. Mr. Momtazee is the Managing Partner of Patient Square Capital, LP, a dedicated health care investing firm. Mr. Momtazee has over 28 years of investment and acquisition experience, the vast majority of which was focused on the health care sector. Prior to founding Patient Square, he held various positions at KKR & Co., Inc. (“KKR”) since 1996. He helped form KKR’s health care industry group in 2001 and ran that team for over 10 years. Mr. Momtazee also serves on the board of directors of Apollo Therapeutics, BridgeBio Pharma, Enavate Sciences, Elevage Medical Technologies, Kriya Therapeutics, Syneos Health and the Medical Device Manufacturers Association. He previously served on the boards of directors of multiple other health care companies, including PRA Health Sciences, Inc. (lead independent director), Envision Healthcare, Heartland Dental, Ajax Health, Global Medical Response, BrightSpring Health Services, Covenant Surgical Partners, Entellus Medical, Inc., EchoNous, Spirox, Inc., Arbor Pharmaceuticals, Lake Region Medical, HCA Healthcare, Jazz Pharmaceuticals and Alliance Imaging. Mr. Momtazee was Chairman, CEO and President of Montes Archimedes Acquisition Corp. from October 2020 until October 2021. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Our Board of Directors believes that Mr. Momtazee’s extensive experience investing in the biopharmaceutical industry qualifies him to serve as a member of our Board of Directors.
Mayukh Sukhatme has served as a Director of Roivant since 2023. Dr. Sukhatme is also our President and Chief Investment Officer, a position he has held since January 2021, and is responsible for identifying, performing diligence on, devising development strategies for, and transacting on new therapeutic programs for

Roivant. Dr. Sukhatme also informs Roivant’s view of its existing biopharmaceutical subsidiary companies for capital allocation decisions across the Roivant portfolio. Dr. Sukhatme joined Roivant in 2015 and previously served as President of Roivant Pharma and as our Chief Business Officer. Programs that Dr. Sukhatme has in-licensed or acquired for Roivant have produced all 10 of our positive Phase 3 studies and have garnered 6 FDA approvals. From 2000 to 2015, Dr. Sukhatme was a healthcare-focused analyst and portfolio manager for several large institutional investment firms, including both public markets and venture capital firms. His principal focus was on development-stage biotechnology and pharmaceutical companies, where he led diligence and investment decisions on numerous companies and pharmaceutical compounds across a wide variety of therapeutic areas. Dr. Sukhatme earned his M.D. from Harvard Medical School and his B.S. in Biology and B.S. in Literature from MIT. Our Board of Directors believes that Dr. Sukhatme’s experience in various roles at our company and his experience investing in the life sciences industry qualify him to serve as a member of our Board of Directors.
Continuing Directors
Class I Directors: Currently Serving Until the 2025 Annual Meeting
Matthew Gline has served as our Chief Executive Officer since January 2021 and as a Director of Roivant since September 2021. As CEO, Mr. Gline plays a key role in setting the strategy for Roivant along with the rest of the Board of Directors and executing on that strategy with our management team, including making capital allocation decisions across the Roivant portfolio. Mr. Gline joined Roivant in March 2016 and previously served as Chief Financial Officer, from September 2017 through his appointment as Chief Executive Officer, and as Senior VP, Finance and Business Operations. Prior to joining Roivant, Mr. Gline was a Vice President at Goldman Sachs, Fixed Income Digital Structuring, from 2014 to 2016, and co-founded Fourthree, a risk analytics technology and consulting company, from 2012 to 2014. Mr. Gline also serves on the board of directors of Datavant, the world’s largest health data ecosystem. Mr. Gline earned his A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gline’s experience in various roles at our company and his prior professional experience qualify him to serve as a member of our Board of Directors.
Keith Manchester has served as a Director of Roivant since 2014. He serves as a Partner and the Head of Life Sciences at QVT Financial LP, an investment firm with offices in New York and New Delhi, where he has been employed since 2005. He focuses on investments in both publicly traded and privately owned life science companies. Prior to joining QVT, Dr. Manchester was Vice President of Business Development from 2002 to 2004 and Director of Business Development from 2000 to 2002 at Applied Molecular Evolution, a biotechnology company. From 1999 to 2000, Dr. Manchester was an associate at Vestar Capital Partners, a private equity firm. From 1997 to 1999, Dr. Manchester was an investment banker in the healthcare group at Goldman, Sachs & Co. Dr. Manchester also currently serves on the board of directors of Arbutus Biopharma Corporation and Kriya Therapeutics. He received his A.B. from Harvard College and his M.D. from Harvard Medical School. Our Board of Directors believes that Dr. Manchester’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Melissa Epperly has served as a Director of Roivant since 2022. Ms. Epperly most recently served as Chief Financial Officer at Zentalis Pharmaceuticals, Inc., from September 2019 to April 2024. Prior to that, she served as Chief Financial Officer of PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, from June 2018 to August 2019, and as Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018. Ms. Epperly also served as a Director at Anchorage Capital Group, a credit-focused hedge fund from August 2012 to September 2015. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company, and a healthcare investment banker at Morgan Stanley. Ms. Epperly currently serves on the boards of directors of Kinnate Biopharma Inc. and Nautilus Biotechnology. Ms. Epperly holds a B.A. in Biochemisty and Economics from the University of Virginia and an M.B.A from Harvard Business School. Our Board of Directors believes that Ms. Epperly’s extensive experience as a senior financial executive in the life sciences industry qualifies her to serve as a member of our Board of Directors.
Class II Directors: Currently Serving Until the 2026 Annual Meeting
Daniel Gold has served as a Director of Roivant since 2020. Mr. Gold is the Founder and CEO of QVT Financial LP, an investment firm with offices in New York and New Delhi, and the QVT Family Office. QVT Financial, through its managed and affiliated multi-strategy funds, is an experienced global investor in multiple industries, including biotech, financial, shipping and offshore industries. Mr. Gold founded QVT Financial in 2003. Mr. Gold also currently serves on the boards of directors of Okeanis Eco Tankers Corp., Awilco Drilling PLC and NAXS AB, in addition to various private companies. Mr. Gold holds an A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gold’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Meghan FitzGerald has served as a director of Roivant since 2023. Ms. FitzGerald is a global healthcare strategist, investor, academic and author. She has worked across the healthcare industry from front line patient care through the Fortune 500, and also serves as an Adjunct Professor of Health Policy at Columbia University. Ms. FitzGerald is a private equity investor where she serves as a senior advisor to several firms, including Goldman Sachs, Towerbrook and Wellspring. Ms. FitzGerald served from December 2016 to January 2020 as the Chief Executive Officer and Managing Partner at Letter One’s inaugural health vehicle, L1 Health. Prior to that, she spent twenty years working for many prominent healthcare companies, including Cardinal Heath, Medco Health Systems, Pfizer, Merck and Sanofi-Synthelabo. Currently, Ms. FitzGerald is a member of the board of directors of Tenet Healthcare and a founder of K2HealthVentures, a life science investment fund. She previously served as a director of Thimblepoint Acquisition Corp., from February to December 2021, and Arix Bioscience plc, from 2017 to 2019. Ms. FitzGerald received a Doctor of Public Health from New York Medical College, a Master of Public Health from Columbia University and a BSN in Nursing from Fairfield University. Our Board of Directors believes that Ms. FitzGerald’s broad range of experience in the healthcare industry qualifies her to serve as a member of our Board of Directors.
Board of Directors Diversity
Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective Board of Directors.
As required by the rules of the Nasdaq Stock Market LLC (“Nasdaq”), we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification.
Board Diversity Matrix (As of July 26, 2024)
Total Number of Directors	8
Gender Identity	Female	Male
Directors	2	6
Demographic Background
Asian	—	1
White	2	5
Our Board Diversity Matrix as of July 28, 2023 can be found in the proxy statement for our 2023 Annual Meeting of Shareholders, filed with the SEC on July 31, 2023.
Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, our holdings of cash and cash equivalents, our development and commercialization activities, our strategic planning, our clinical and regulatory matters, our operations and our intellectual property strategy. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the

Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board of Directors committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of eight members, with Ilan Oren serving as Chair. Our Bye-laws provide for a classified Board of Directors divided into three classes serving staggered three-year terms as follows:
•	Class I directors are Ms. Epperly, Dr. Manchester and Mr. Gline, serving until our annual general meeting of shareholders in 2025;
•	Class II directors are Mr. Gold and Ms. FitzGerald, serving until our annual general meeting of shareholders in 2026; and
•	Class III directors are Mr. Oren, Mr. Momtazee and Dr. Sukhatme, serving until this annual general meeting of shareholders.
At each annual general meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. Our Bye-laws provide that the authorized number of directors (being no less than five directors and no more than 15 directors) may be changed only by resolution approved by a majority of our Board of Directors.
During Fiscal 2023, our Board of Directors held a total of eight meetings. All directors attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of the Board of Directors committees on which each such director served during the time each such director served on the Board of Directors or such committees. Five directors attended our 2023 annual general meeting of shareholders. Members of our Board of Directors are expected to attend all meetings of the Board of Directors and all meetings of the committees on which they serve. We encourage but do not require directors to attend our annual general meetings of shareholders.
Director Independence
Our Board of Directors has undertaken a review of the independence of the directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that each of Mr. Oren, Ms. FitzGerald, Ms. Epperly, Dr. Manchester, Mr. Gold and Mr. Momtazee, representing six of the eight individuals serving as members of our Board of Directors, are independent, as that term is defined under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. We comply with the corporate governance requirements of the SEC and listing rules of Nasdaq. We also comply with the requirements of Rule 10A-3 of the Exchange Act and the listing rules of Nasdaq, which rules require that our Audit Committee be composed of at least three members meeting the requirements specified thereunder.
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. From time to time, our Board of Directors may establish other committees to facilitate the management of our business. The charters for each of the Board of Directors committees are available on our website at https://investor.roivant.com/corporate-governance.

Audit Committee
The members of our Audit Committee are Ms. Epperly (Chair), Dr. Manchester and Ms. FitzGerald. Mr. Oren and Mr. Momtazee served on our Audit Committee through Fiscal 2023, prior to stepping down from the Audit Committee in July 2024.
Each member of our Audit Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Epperly is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation will not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function (if any);
•	overseeing the Company’s information security (including cybersecurity) and technology risk management programs;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
During Fiscal 2023, our Audit Committee held five meetings.
Compensation Committee
The members of our Compensation Committee are Mr. Gold (Chair) and Mr. Oren.
Each member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the compensation of our Chief Executive Officer and each of our other executive officers;
•	reviewing and approving the compensation of our directors;
•	administering our incentive compensation and equity-based incentive plans;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity-based incentive plans; and
•	reviewing our overall compensation philosophy.
During Fiscal 2023, our Compensation Committee held five meetings.
Nominating and Governance Committee
The members of our Nominating and Governance Committee are Mr. Oren (Chair), Ms. FitzGerald and Mr. Momtazee. Dr. Manchester served as Chair of our Nominating and Governance Committee during Fiscal 2023, prior to stepping down from the Nominating and Governance Committee in July 2024.

Each member of our Nominating and Governance Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Nominating and Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	developing and recommending our corporate governance guidelines and policies;
•	reviewing proposed waivers of the code of conduct for directors, executive officers and other senior financial officers;
•	overseeing the process of evaluating the performance of our Board of Directors;
•	overseeing the Company’s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters; and
•	assisting our Board of Directors on corporate governance matters.
During Fiscal 2023, our Nominating and Governance Committee held four meetings.
Board Leadership Structure
Currently, the role of Chair of the Board of Directors is separated from the role of Chief Executive Officer. Our Chief Executive Officer is responsible for recommending strategic decisions, capital allocation and other matters to the Board of Directors and for ensuring the execution of the recommended plans. The Chair is responsible for leading the Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors believes that having separate positions is appropriate for us at this time.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is currently applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.roivant.com. The Nominating and Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors.
If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Director Nominations
The Board of Directors reviews candidates for director nomination in the context of the current composition of and the challenges and needs of the Board of Directors, the Company’s operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Board of Directors takes into account issues of judgment, diversity, age, skills, background, experience, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board of Directors. For incumbent directors, the Board of Directors reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board of Directors also determines whether the nominee must be independent for purposes of Nasdaq.
Our Nominating and Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board of Directors, including candidates to fill any vacancies that may occur. Our Nominating and Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. Our Nominating and Governance Committee may conduct interviews, detailed questionnaires and background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Governance Committee recommends candidates to the Board of Directors for approval as director nominees for election to the Board of Directors. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and has the ability to retain advisers, as well.

Shareholder Communications with the Board of Directors
Shareholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Shareholders may also communicate online with our Board of Directors as a group by accessing our website at https://investor.roivant.com/contact-ir.
Shareholder Recommendations of Director Nominees
The Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. The Nominating and Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. To make a recommendation, please submit by accessing our website at https://investor.roivant.com/contact-ir.
To make a nomination for the 2025 annual general meeting of shareholders, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Questions and Answers About the Annual Meeting–When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?”
Derivative or Short Sale Transactions; Pledging Shares
The Company discourages, but does not prohibit, directors and employees from entering into transactions to hedge or otherwise offset decreases in the market value of the Company’s securities directly or indirectly held by directors or employees. Under the Company’s Insider Trading Policy, the Company’s directors and officers, as well as certain designated employees, are required to obtain pre-clearance for trades involving the Company’s securities, including transactions in derivative securities relating to the Company’s common shares. Pledges of Company securities are subject to the same requirements as other transactions in the Company’s securities, including the requirement to transact only during open window periods and, if applicable, to obtain pre-clearance prior to entering into a transaction. The Company has no other practices or policies regarding hedging or offsetting transactions.
Non-Employee Director Compensation Program
Our Board has approved a Non-Employee Directors Compensation Policy pursuant to which our non-employee directors are eligible to receive compensation for their service on the Board of Directors, as described below. The compensation payable to our non-employee directors under this policy is subject to the limitations on non-employee director compensation set forth in the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”), which shall not exceed $750,000 (or $1,000,000 for such director’s first fiscal year of service on our Board) in total value (both equity and cash awards).
Cash Retainers
For Fiscal 2023, our non-employee directors were entitled to receive annual cash retainers for their service, payable in equal quarterly installments as follows:
Role	Retainer
Board Member	$40,000
Lead Independent Director	$25,000
Board Chair	$35,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee Member	$5,000
Prior to the last day of any fiscal year, a non-employee director may elect that either 50% or 100% of his or her annual cash retainers payable in the following fiscal year be paid in the form of unrestricted common shares.

The Compensation Committee amended the Company’s Non-Employee Directors Compensation Policy, effective from and after April 1, 2024, to reflect the following revised annual cash retainers, payable in equal quarterly installments:
Role	Retainer
Board Member	$50,000
Lead Independent Director	$25,000
Board Chair	$35,000
Audit Committee Chair	$25,000
Audit Committee Member	$12,500
Compensation Committee Chair	$20,000
Compensation Committee Member	$10,000
Nominating and Governance Committee Chair	$12,000
Nominating and Governance Committee Member	$6,000
Initial Equity Retainer
Upon a non-employee director’s initial commencement of service on our Board of Directors, each non-employee director will be entitled to receive an initial, one-time award of stock options under the 2021 EIP with an aggregate grant date value of $600,000. The initial option award will vest over a three-year period, with 1/3 vesting on the first anniversary of the applicable vesting commencement date and the remaining portion of the award vesting in 24 equal monthly installments, subject to the non-employee director’s continuous service through the applicable vesting date, except that, in the event of a change in control (as defined under the 2021 EIP), such stock options will become fully vested and exercisable.
Annual Equity Retainers
On the date of our annual general meeting of shareholders, each non-employee director (i) who has completed at least three (3) months of continuous service as a non-employee director as of the date of such meeting and (ii) whose term is scheduled to continue at least through the date of the next annual general meeting of shareholders will be entitled to receive (1) an annual award of stock options under the 2021 EIP with an aggregate grant date value of $200,000, and (2) an annual award of restricted stock units (“RSUs”) under the 2021 EIP with an aggregate grant date value of $200,000. If the non-employee director commences service on our board on a date other than at the annual general meeting of shareholders, then they will be entitled to receive a prorated annual equity award on the date of the next annual general meeting of shareholders following his or her start date, if he or she otherwise satisfies the eligibility requirements. Each annual equity award will vest and, if applicable, become exercisable in full on the one-year anniversary of the applicable vesting commencement date, subject to the non-employee director’s continuous service through such vesting date, except that, in the event of a change in control, the annual equity awards will become fully vested and, if applicable, exercisable.

Director Compensation Table for Fiscal 2023
The following table reflects certain information with respect to the compensation of members of the Board of Directors (excluding Mr. Gline, for whom compensation information is set forth below under “Executive Compensation”) in respect of Fiscal 2023.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	All Other Compensation	Total Compensation
Daniel Gold	$55,000	$199,997	$194,247	—	$449,244
Keith Manchester	$48,342	$199,997	$194,247	—	$442,586
Ilan Oren	$94,250	$199,997	$194,247	—	$477,994
James Momtazee	$65,000	$199,997	$194,247	—	$459,244
Meghan FitzGerald	$51,684	$100,273	$789,720	—	$941,677
Melissa Epperly	$50,000	$199,997	$194,247	—	$444,244
Mayukh Sukhatme*	—	—	—	$574,560(4)	$574,560
Hiroshi Nomura*	—	—	—	—	—
*	Dr. Sukhatme joined the Board of Directors on November 8, 2023. Mr. Nomura served on the Board of Directors until August 31, 2023.
(1)
In accordance with the Company’s Non-Employee Director Compensation Policy, each of Mr. Oren, Mr. Momtazee, Ms. FitzGerald and Ms. Epperly elected to receive unrestricted common shares in lieu of 100% of the cash retainers payable to them for service on the Board of Directors during Fiscal 2023 as reflected in this column. As a result of such elections, Mr. Oren received 9,228 common shares, Mr. Momtazee received 6,318 common shares, Ms. FitzGerald received 5,010 common shares and Ms. Epperly received 4,859 common shares, in each case in lieu of their cash retainers for Fiscal 2023. For Mr. Oren, the amount reported in this column and the 9,228 common shares referenced in the prior sentence includes $1,750 (representing 236 common shares issued in lieu of Mr. Oren’s cash retainer) paid in Fiscal 2023 in respect of service provided in Fiscal 2022.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of the RSU and option awards, as applicable, granted to our non-employee directors as computed in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the grant date fair value of any common shares granted to our non-employee directors in lieu of the cash retainers payable to them for service on the Board of Directors, as reported in the column titled “Fees Earned or Paid in Cash.”

(3)
The following table provides information regarding the aggregate outstanding equity awards held as of March 31, 2024 by the directors listed below. Mr. Nomura did not hold any outstanding equity awards as of March 31, 2024.

Name	RSUs (#)	Stock Options (#)	CVARs (#)
Daniel Gold	17,825	98,445(a)	—
Keith Manchester	17,825	98,445(a)	—
Ilan Oren	17,825	98,445(a)	—
James Momtazee	17,825	95,492(b)	—
Melissa Epperly	17,825	213,511(c)	—
Meghan FitzGerald	8,937	131,912(d)	—
Mayukh Sukhatme	—	26,059,794(e)	1,306,889(f)
(a)
Includes (i) 71,850 stock options granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were vested as of March 31, 2024 and (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, none of which were vested as of March 31, 2024.

(b)
Includes (i) 68,897 stock options granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were vested as of March 31, 2024 and (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, none of which were vested as of March 31, 2024.

(c)
Includes (i) 186,916 stock options granted on July 20, 2022 with an exercise price of $4.46 per share, 108,645 of which were vested as of March 31, 2024 and (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, none of which were vested as of March 31, 2024.

(d)
Includes (i) 118,578 stock options granted on April 20, 2023 with an exercise price of $8.80 per share, 39,131 of which were vested as of March 31, 2024 and (ii) 13,334 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, none of which were vested as of March 31, 2024.

(e)
Includes (i) 3,657,750 stock options granted on May 20, 2019 with an exercise price of $10.96 per share, 1,755,720 of which were vested as of March 31, 2024, (ii) 3,909,306 stock options granted on March 26, 2020 with an exercise price of $12.68 per share, all of which were vested as of March 31, 2024, (iii) 1,969,554 stock options granted on May 2, 2021 with an exercise price of $10.00 per share, 1,395,102 of which were vested as of March 31, 2024 and (iv) 16,523,184 stock options granted on April 20, 2022 with an exercise price of $3.85 per share, 7,917,359 of which were vested as of March 31, 2024.

(f)
Reflects the grant of CVARs that are fully service-vested. The CVARs entitle the holder to a payment equal to the product of (i) the number of vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a common share as of the relevant date of determination (capped at $12.68 per share) over (B) the $11.50 hurdle price (the “CVAR Amount”). Once payable, the CVARs will be settled in a number of common shares determined by dividing (i) the applicable CVAR Amount by

(ii) the fair market value of a common share as of the applicable payment date. In the event any CVARs have satisfied all applicable vesting conditions but have not satisfied the $11.50 hurdle price on an applicable measurement date (i.e., the closing price per common share does not exceed the $11.50 hurdle price as of such applicable measurement date), then such CVARs will be deemed to remain outstanding and the applicable award holder will be provided the right to earn such CVARs if the $11.50 hurdle price is satisfied on a subsequent annual “hurdle measurement date” prior to the CVAR Expiration Date. The future “hurdle measurement dates” will be March 30 of each of years 2025 and 2026. If the $11.50 hurdle price is not satisfied on any such subsequent annual hurdle measurement date prior to the expiration date of the CVARs, then the remaining CVARs will be forfeited in their entirety on the expiration date. If the $11.50 hurdle price is satisfied on any such hurdle measurement date, then the applicable “CVAR Amount” in respect of such earned CVARs (which will be calculated based on the excess of the closing price per common share on the applicable hurdle measurement date (up to the existing “cap” price per common share) over the $11.50 hurdle price) will be paid to the CVAR holder in common shares. The number of common shares to be delivered to the holder in respect of the applicable earned CVAR Amount will be based on the closing price per common share on the applicable payment date.
(4)
The amount reported in this column represents the following compensation provided to Dr. Sukhatme for his services as an employee of Roivant Sciences, Inc. during Fiscal 2023 (including for the portion of Fiscal 2023 prior to his appointment to the Board of Directors): (i) cash base salary ($550,000), (ii) commuter benefits ($11,120), (iii) matching contributions under RSI’s 401(k) plan ($11,100), (iv) company gifts ($930), (v) group life insurance coverage ($810) and (vi) cell phone reimbursement ($600). The Compensation Committee did not award Dr. Sukhatme an annual cash bonus in respect of Fiscal 2023 or grant him any incentive equity awards in Fiscal 2023 as the Compensation Committee engaged in a comprehensive process to evaluate and design a long-term incentive and retention package for Dr. Sukhatme and certain other senior executives. In July 2024, the Compensation Committee implemented a multi-year incentive compensation program for Dr. Sukhatme and certain other senior executives that is designed to both ensure the long-term retention and stability of our executive team and to deliver long-term transformational value to our shareholders, including by directly linking award payouts to significant accretion in shareholder value. For more information on those awards, see “Executive Compensation—Fiscal 2024 Senior Executive Compensation Program.”

CORPORATE RESPONSIBILITY
At Roivant, we believe that operating responsibly enables us to create value for the Company, for patients and for all stakeholders. Our environmental, social and governance (“ESG”) program highlights our efforts across 4 key commitments:
1.	Accelerating Transformation Through Agility and Disciplined Governance
2.	Empowering Diverse People and Pathways
3.	Investing in Health Equity and Our Communities
4.	Intentional Environmental Stewardship
1.	Accelerating Transformation Through Agility and Disciplined Governance
We designed the Vant model to scale responsibly and unlock strategic advantages. Governance advantages enabled by the Vant model include:
•
Creating nimble, entrepreneurial Vants: Vants operate similarly to independent biotechnology companies where each management team is focused on its respective mission and is economically incentivized to maximize value through Vant-specific equity grants. Each of our Vant teams is built with deep relevant expertise to ensure successful execution of its particular development strategy. The Vant model is designed to facilitate rapid decision making and calculated risk taking, by empowering, aligning and incentivizing Vant teams around the outcomes of their specific products or product candidates.

•
Allocating capital to maximize R&D efficiency: We apply an objective, rigorous decision framework across the drug development process designed to ensure resources and capital are continuously directed towards programs we believe have a higher probability of success and away from those that fail to meet our internal hurdles. We centralize capital allocation decisions at the Roivant level, while distributing operational decisions to the Vants, allowing us to strategically deploy capital in high growth areas, regardless of potentially competing operational priorities.

•
Maintaining a diversified pipeline with various risk profiles: We have built a broad and differentiated pipeline that includes a commercial drug and several drug candidates across different therapeutic areas, phases of development, modalities and geographies. This approach limits our exposure to several concentrated scientific and biological risks and allows us to pursue multiple innovative hypotheses across our portfolio as we seek to develop therapies for patient populations with high unmet need.

2.	Empowering Diverse People and Pathways
At Roivant, our goal is to improve human health by rapidly discovering, developing and delivering innovative medicines and technologies to all patients. Our success is predicated on attracting and retaining top talent, generating new ideas and promoting an open and collaborative culture.
We embrace diversity across all dimensions and levels of the organization, and we strive to ensure every employee is supported in reaching their full potential. We seek to hire motivated people with diverse backgrounds, identities, experiences, and skillsets. As of June 30, 2024, among full-time employees at Roivant and its consolidated subsidiaries, 53% were female and 31% identified as being from diverse racial and ethnic groups. Among Roivant’s board members, two out of eight directors are female and one director identifies as being from a diverse racial or ethnic group.
We are committed to fostering an inclusive culture where all employees are valued, respected and empowered to create value for patients. At RSI, for example, this includes:
Inclusion, Diversity, and Community (“ID&C”) Committee
Our ID&C committee is led by our CEO and comprised of a diverse set of employees across Roivant. Committee members actively promote engagement among our employees by implementing a company-wide unconscious bias training, supporting the growth of our employee resource groups (“ERGs”), and identifying community engagement initiatives.

Roivant also organizes company-wide training and speaker programs on topics related to ID&C, such as unconscious bias and building trust.
Employee Resource Groups
Since 2020, we have established a number of ERGs to promote ID&C in our organization. Each ERG is employee-led with at least one executive sponsor from the management team. Many ERG leaders serve on the ID&C committee.
•	Women@Roivant aims to support and develop the next generation of women leaders at Roivant while building, engaging, and strengthening internal and external communities.
•	BIPOC aims to promote and celebrate our cultural diversity and provide a community of support and serve as a haven of belonging for our BIPOC community.
•
ROI-GBIV is our ERG for employees who identify as LGBTQ+ and their allies. ROI-GBIV was created as an employee support system providing education, personal and career growth, idea sharing, and networking. ROI-GBIV aims to raise awareness of LGBTQ+ perspectives and enhance our diversity recruitment and retention efforts.

Human Capital Objectives
Our human capital objectives include sourcing, recruiting, retaining, and developing our existing and future employees. We believe we can achieve our human capital objectives by implementing the following approaches:
Strategic Recruitment and Development Efforts
•	Hire high-caliber talent across all levels using both a dedicated in-house talent acquisition team and top-tier executive search firms
•	Recruit diverse, multidisciplinary talent from a broad range of industries, including biopharmaceuticals, financial services, technology and consulting
•	Unlock unique career progression across Roivant and Vants through “Vant mobility” and offer unparalleled leadership opportunities for employees through the Vant model
Investment in Early Career Development and Diversity
•	Invest in early career diversity through a robust Roivant Analyst (RA) program, hiring recent college graduates from top private and public institutions
•	Support Roivant/Roivant Social Ventures’ Diversity in Pharma summer internship program for current Pharm.D. candidates
•	Implement Roivant fellowship program for Pharm.D. graduates
Competitive Incentives and Benchmarking
•	Offer highly competitive short- and long-term incentives through both Roivant and Vant equity programs and meaningful performance-based cash bonuses
•
Undertake rigorous benchmarking analyses in partnership with third parties to ensure competitive compensation practices and conduct annual pay equity analyses to detect, analyze and remediate any compensation disparities where appropriate

•	Offer a professional development stipend to each employee for use towards individual growth and development
3.	Investing in Health Equity and Our Communities
Roivant invests in health equity and our communities through (1) its efforts at Roivant Social Ventures (“RSV”), a 501(c)(3) social impact organization created by Roivant in 2020, and (2) its partnerships with local nonprofit organizations.

RSV is pioneering solutions to unmet needs and to ensuring global equitable access – and this is reflected in every aspect of its programmatic work. RSV offers a deep bench of healthcare experts through its Board of Directors and Advisory Board. Roivant also encourages employees to volunteer their time on RSV projects throughout the year. Approximately 19% of RSI employees donated their time and talent to RSV in Fiscal 2023.
Roivant also gives back to the communities where we live and work. We partner with local nonprofits that are driving more equitable access to essential services and provisions among impoverished communities.
4.	Intentional Environmental Stewardship
We are mindful about minimizing our environmental footprint. At RSI, for example, our efforts to minimize our environment impact include the following:
•	Implementation of an Environmental Management System policy
•	Partnership with third-party vendor to repurpose and recycle our electronics and IT materials and related toxic waste
•	Partnership with third-party vendor to provide water refill stations, reducing reliance on bottled water
•	Utilization of waste management services, recycling, and energy/electricity savings in our offices
Governance
Board oversight of our ESG program has been delegated to the Nominating and Governance Committee whose charter includes evaluating and overseeing our ESG principles, initiatives, and risks. Internally, the ESG program is managed by a working group led by our Head of Special Projects and Corporate Communications and includes key members from our Operations, Legal, Finance and People teams.
For more information on our ESG program, please visit roivant.com/about/corporate-responsibility. None of the content on our website, or any other websites or reports referenced or discussed in this Proxy Statement, are deemed to be part of, or incorporated by reference into, this Proxy Statement.

EXECUTIVE OFFICERS
The following table sets forth certain information, as of July 26, 2024, regarding Roivant’s executive officers. The executive officers of Roivant are employees of Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of Roivant, and provide services pursuant to an inter-company agreement. Set forth below is biographical information for our executive officers (excluding Mr. Gline and Dr. Sukhatme, for whom biographical information is set forth above under “Information About Roivant’s Directors”).
Name	Age	Position
Matthew Gline	40	Chief Executive Officer and Director
Mayukh Sukhatme	48	President and Chief Investment Officer and Director
Eric Venker	37	President and Chief Operating Officer
Richard Pulik	45	Chief Financial Officer
Rakhi Kumar	44	Chief Accounting Officer
Eric Venker has served as our President and Chief Operating Officer since January 2021 and, prior to that role, as Chief Operating Officer, from November 2018. From October 2017 to October 2018, Dr. Venker served as Chief of Staff to our Chief Executive Officer, and from 2014 to 2015, as an Analyst at Roivant. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker also serves on the boards of directors of Immunovant, Inc. and several of Roivant’s private biopharmaceutical and healthcare technology companies. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.
Richard Pulik has served as our Chief Financial Officer since October 2021. Prior to joining Roivant, Mr. Pulik was the Global Head of Business Development & Licensing and Portfolio Management, Oncology at Novartis and a member of Novartis’s Innovation Management Board and the Novartis Oncology Leadership Team, from August 2019 to September 2021. Mr. Pulik joined Novartis in 2012 as a Senior Director, Mergers & Acquisitions based in Basel, Switzerland working on the strategy and execution of the deals that shaped Novartis. In 2015, Mr. Pulik was appointed as Vice President, Head of North America Investor Relations for Novartis. Prior to these roles at Novartis, Mr. Pulik worked at Bank of America Merrill Lynch, Monitor Group and UBS Investment Bank, focusing on mergers and acquisitions and strategy in the healthcare sector. Mr. Pulik received a B.S. in Finance from The Wharton School and a B.A. in Economics and International Relations at the University of Pennsylvania.
Rakhi Kumar has served as our Chief Accounting Officer (“CAO”) since August 2018, leading Roivant’s accounting and financial operations and related internal controls functions. Prior to her role as CAO, Ms. Kumar served as Roivant’s Vice President, Finance and External Reporting from 2015 to 2018. Her experience preceding Roivant includes leading external reporting, corporate and technical accounting at The Medicines Company from 2013 to 2015 and working in assurance services at Ernst and Young. Ms. Kumar is a member of the Financial Accounting Standards Board’s Small Business Advisory Committee, serves on the board of directors and as Chair of the audit committee for the medical device company NeuroPace (Nasdaq: NPCE), and on the board of directors for Roivant Social Ventures. She is a licensed Certified Public Accountant in the United States, a Chartered Professional Accountant in Ontario, Canada, and holds an M.S. in Accounting and Taxation from the University of Hartford.

EXECUTIVE COMPENSATION
Our named executive officers (“NEOs”) for Fiscal 2023, each of whom is an employee of RSI, are as follows:
•	Matthew Gline, Chief Executive Officer;
•	Richard Pulik, Chief Financial Officer; and
•	Rakhi Kumar, Chief Accounting Officer.
The disclosures below include compensation information for Mr. Gline in respect of Fiscal 2023 and Fiscal 2022, and for Mr. Pulik and Ms. Kumar in respect of Fiscal 2023, in accordance with SEC disclosure rules.
The Compensation Committee of the Board of Directors did not award Mr. Gline, Dr. Sukhatme or Dr. Venker, who were our NEOs for Fiscal 2022, an annual cash bonus in respect of Fiscal 2023 or grant those executives incentive equity awards in Fiscal 2023 as the Compensation Committee engaged in a comprehensive process to evaluate and design a long-term incentive and retention package for them. In July 2024, the Compensation Committee implemented a multi-year incentive compensation program for each of those executives that is designed to both ensure the long-term retention and stability of our executive team and to deliver long-term transformational value to our shareholders, including by directly linking award payouts to significant accretion in shareholder value. For more information on those awards, see below under “Fiscal 2024 Senior Executive Compensation Program.”
Background on Our Executive Compensation Program
Our executive compensation program is designed to be competitive and balance our goal of attracting, motivating, rewarding and retaining top-performing executives with our goal of aligning their interests with those of our shareholders. Our Compensation Committee continually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.
Our executive compensation program is designed to incorporate sound practices for compensation governance as summarized below.
What We Do:
•	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors.
•
Retain an Independent Compensation Consultant. The Compensation Committee engages its own independent compensation consultant, Aon, to provide information, analysis and advice on our executive compensation program.

•	Annual Compensation Review. The Compensation Committee conducts a review, at least annually, of our executive compensation program and strategy, including a review of the compensation peer group.
•
Pay-for-Performance Philosophy. Our compensation program provides a significant emphasis on compensation that is directly linked to performance objectives that are designed to link the long-term interests of our executives with those of our shareholders.

•
Emphasis on Variable Compensation. Our compensation program emphasizes variable incentive-based compensation, with a particular emphasis on long-term equity incentive compensation that vests over a multi-year period, consistent with our retention objectives.

•
“Double-Trigger” Vesting on a Change of Control. Our executive officers’ equity awards generally have “double-trigger” change of control provisions, providing for acceleration on an involuntary termination of employment without “cause” following a change of control.

•
Hold an Annual Say-on-Pay Advisory Vote. Starting with this year’s annual meeting, we are holding a “say-on-pay” advisory shareholder vote, and our Board is recommending to our shareholders that we hold advisory “say-on-pay” votes annually in the future.

•
Maintain a Clawback Policy. We maintain a clawback policy which provides for the recoupment of certain incentive-based compensation provided to our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

What We Don’t Do:
•
No Hedging or Pledging of Stock. We discourage directors and employees, including our executive officers, from entering into transactions to hedge or otherwise offset changes in the market value of our securities.

•	No Special Health and Welfare Benefits. Our executive officers participate in our health and welfare benefits programs on the same basis as our other employees.
•	No Executive Retirement Plans. We do not offer pension or retirement plans to our executive officers that are different from or in addition to those offered to our other employees.
•	No Excessive Perquisites. We do not provide our executive officers with excessive perquisites.
•	No Excise Tax Gross-Ups. We do not provide our executive officers with any excise tax “gross-ups.”
Summary Compensation Table
The following table sets forth information regarding the compensation paid to the NEOs for the fiscal years noted.
Name and Principal Position(1)	Fiscal Year	Salary	Bonus(2)(3)	Stock Awards(4)	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total
Matthew Gline Chief Executive Officer	2023	$725,000	—	—	—	—	$13,189	$738,189
	2022	$725,000	$1,036,750	—	$47,206,737	—	$10,339	$48,978,825
Richard Pulik Chief Financial Officer	2023	$425,000	$1,846,250	$587,048	$2,273,748	—	$17,388	$5,149,434
Rakhi Kumar Chief Accounting Officer	2023	$375,000	$1,657,828	$587,048	$1,698,113	—	$13,170	$4,331,159
(1)
For each of Mr. Pulik and Ms. Kumar, compensation information is presented for Fiscal 2023 only, as they were not named executive officers in Fiscal 2022. As noted above, the Compensation Committee did not award Mr. Gline an annual cash bonus in respect of Fiscal 2023 or grant him any incentive equity awards in Fiscal 2023 as the Compensation Committee engaged in a comprehensive process to evaluate and design a long-term incentive and retention package for Mr. Gline and certain other senior executives. In July 2024, the Compensation Committee implemented a multi-year incentive compensation program for Mr. Gline and certain other senior executives that is designed to both ensure the long-term retention and stability of our executive team and to deliver long-term transformational value to our shareholders, including by directly linking award payouts to significant accretion in shareholder value. For more information on those awards, see “Fiscal 2024 Senior Executive Compensation Program.”

(2)
The amounts reported in this column include the annual discretionary cash performance bonus paid to the applicable NEO, if any, in respect of the applicable fiscal year, which was earned and paid based on an assessment by the Board of Directors of both overall Company and individual executive performance. In consideration of the Company’s performance in Fiscal 2023, the Compensation Committee approved bonuses for each of Mr. Pulik and Ms. Kumar in excess of the target bonuses set forth in their employment agreements, as follows: for Mr. Pulik, $446,250, and for Ms. Kumar, $393,750.

(3)
In December 2023, the Board of Directors established a broad-based employee cash retention bonus program for eligible employees of the Company. The aggregate amount of the special one-time cash retention bonuses under this program payable to Mr. Pulk and Ms. Kumar are $2,800,000 and $2,528,156, respectively. These retention bonuses vest and become payable as follows: (i) 50% of the retention bonus was vested and paid in Fiscal 2023, (ii) 25% of the retention bonus will vest and become payable on or about September 20, 2024 and (iii) the remaining 25% of the retention bonus will vest and become payable on or about September 19, 2025, in each case subject to the executive’s continued service through the applicable vesting date. The amounts reported in this column include the portion of the cash retention bonus awards made to each of Mr. Pulik and Ms. Kumar that vested and were paid in Fiscal 2023 ($1,400,000 for Mr. Pulik and $1,264,078 for Ms. Kumar).

(4)
The amounts reported in these columns represent the aggregate grant date fair value of the awards of RSUs and nonqualified stock options granted to the applicable NEO, if any, during the applicable fiscal year under the Amended and Restated Roivant Sciences Ltd. 2015 Equity Incentive Plan (the “2015 EIP”) or the 2021 EIP, in each case as described in further detail below. The grant date fair value was calculated in accordance with Topic 718, excluding the effect of estimated forfeitures. For options, the grant date fair value was calculated using the Black-Scholes option pricing model, in accordance with FASB ASC Subtopic 718-10. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Roivant’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K previously filed with the SEC. Amounts reported do not reflect the actual economic value that may be realized by the applicable NEO.
(5)	The amounts reported for Fiscal 2023 in this column reflect the following:
(a)	For Mr. Gline, (i) matching contributions under RSI’s 401(k) plan ($11,100), (ii) company gifts ($989), (iii) cell phone reimbursement ($600) and (iv) group life insurance coverage ($500).
(b)	For Mr. Pulik, (i) matching contributions under RSI’s 401(k) plan ($15,250), (ii) company gifts ($930), (iii) group life insurance coverage ($608) and (iv) cell phone reimbursement ($600).
(c)	For Ms. Kumar, (i) matching contributions under RSI’s 401(k) plan ($11,100), (ii) company gifts ($930), (iii) cell phone reimbursement ($600) and (iv) group life insurance coverage ($540).
Narrative to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with each of our named executive officers which are described in further detail below and which generally include the officer’s base compensation, annual bonus opportunity, entitlement to participate in our health and welfare benefit plans and certain restrictive covenants and severance entitlements on qualifying terminations of employment. The employment agreements for each of the NEOs provide for customary non-competition and non-solicitation covenants that apply during the term of the NEO’s employment and at least 12 months thereafter. In addition, the employment agreements contain standard confidentiality and non-disparagement provisions that apply during the term of the NEO’s employment and perpetually thereafter.
Matthew Gline
Mr. Gline is party to an employment agreement with RSI, dated May 14, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Gline’s employment agreement, Mr. Gline’s annual base salary is $725,000, which is subject to adjustment at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. In addition, Mr. Gline is eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Gline’s performance, as well as business conditions at the Company. Mr. Gline will also be eligible to receive discretionary periodic or annual equity incentive awards, based on Mr. Gline’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Gline is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Mr. Gline’s employment agreement, in the event Mr. Gline’s employment is terminated by RSI without “cause” (other than due to Mr. Gline’s death or “disability”) or Mr. Gline resigns for “good reason” (each as defined in Mr. Gline’s employment agreement), then, subject to Mr. Gline’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Gline will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Mr. Gline becomes eligible for coverage under a subsequent employer’s group health insurance plan).
Pursuant to Mr. Gline’s employment agreement, in the event of a termination of Mr. Gline’s employment due to his death or disability, to the extent not already provided under the applicable award agreements and subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Mr. Gline’s then-outstanding equity awards granted prior to March 31, 2021 will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be). In addition, pursuant to the terms of Mr. Gline’s outstanding nonqualified performance-based stock options to purchase common shares under the 2015 EIP (“Performance Options”) and CVARs granted prior to March 31,

2021, in the event Mr. Gline’s employment is terminated by RSI without cause, due to Mr. Gline’s death or disability or Mr. Gline resigns for any reason (with or without good reason), subject to Mr. Gline’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Mr. Gline’s then-outstanding Performance Options and CVARs will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be).
Richard Pulik
Mr. Pulik is party to an employment agreement with RSI, dated August 31, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Pulik’s employment agreement, Mr. Pulik’s annual base salary was initially $400,000, subsequently increased to $425,000, which is subject to further adjustment at the discretion of the Compensation Committee. Mr. Pulik is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Pulik’s performance, as well as business conditions at the Company. Mr. Pulik is also eligible to receive discretionary periodic or annual equity incentive awards, based on Mr. Pulik’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Pulik is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Mr. Pulik’s employment agreement, in the event Mr. Pulik’s employment is terminated by RSI without “cause” (other than due to Mr. Pulik’s death or “disability”) or Mr. Pulik resigns for “good reason” (each as defined in Mr. Pulik’s employment agreement), then, subject to Mr. Pulik’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Pulik will be entitled to receive (i) continued payment of his base salary for six months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to 50% of his target annual bonus for the year of termination, payable in six equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for six months following the date of his termination (or, if earlier, until the date Mr. Pulik becomes eligible for coverage under a subsequent employer’s group health insurance plan). In the event Mr. Pulik is terminated without “cause” (other than due to Mr. Pulik’s death or “disability”) within 12 months immediately following the date of the consummation of a change in control, Mr. Pulik’s sign-on grant of RSUs and stock options will fully vest.
Rakhi Kumar
Ms. Kumar is party to an employment agreement with RSI, dated June 5, 2023, which provides for at-will employment and no specified term of employment. Pursuant to Ms. Kumar’s employment agreement, Ms. Kumar’s annual base salary is $375,000, which is subject to adjustment at the discretion of the Compensation Committee. Ms. Kumar is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of her annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Ms. Kumar’s performance, as well as business conditions at the Company. Ms. Kumar is also eligible to receive discretionary periodic or annual equity incentive awards, based on Ms. Kumar’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Ms. Kumar is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Ms. Kumar’s employment agreement, in the event Ms. Kumar’s employment is terminated by RSI without “cause” (other than due to Ms. Kumar’s death or “disability”) or Ms. Kumar resigns for “good reason” (each as defined in Ms. Kumar’s employment agreement), then, subject to Ms. Kumar’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Ms. Kumar will be entitled to receive (i) continued payment of her base salary (without giving effect to any reductions in such base salary for board fees) for 12 months following the date of her termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to 100% of her target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of her termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of her termination (or, if earlier, until the date Ms. Kumar becomes eligible for coverage under a subsequent employer’s group health insurance plan).
In addition, in the event of a termination of Ms. Kumar’s employment due to her death or disability, subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Ms. Kumar’s then-outstanding equity awards (regardless of when granted) will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions, as the case may be).
Other Compensation Plans
Amended and Restated 2015 Equity Incentive Plan
We maintain the 2015 EIP, under which eligible participants may be granted equity awards. Following the completion of the Company’s business combination transaction with Montes Archimedes Acquisition Corp. in September 2021, no further awards will be granted under the 2015 EIP. Any awards outstanding under the 2015 EIP will remain subject to the terms of the 2015 EIP and the applicable award agreement.
The 2015 EIP provides that, in the event of a “change in control” (as defined in the 2015 EIP), the Board of Directors may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions or cancellation of awards in consideration of a payment.
2021 Equity Incentive Plan
The 2021 EIP became effective on September 29, 2021. The 2021 EIP is administered by the Board of Directors, which may delegate its duties and responsibilities to one or more committees of its directors, and provides for the grant of equity-based awards to our employees, consultants and directors (including individuals who have accepted an offer of employment or service from us or our affiliates) in the form of stock options (incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards. The 2021 EIP will expire on the tenth anniversary of its effective date, unless terminated earlier in accordance with its terms.
As of March 31, 2024, 42,725,086 common shares were available for issuance pursuant to the 2021 EIP. The number of common shares available for issuance under the 2021 EIP is subject to an annual increase on April 1 of each year equal to the lesser of (i) 5% of the common shares outstanding as of the last day of the immediately preceding fiscal year of the Company and (ii) a number of common shares as determined by the Board of Directors (an “Evergreen Increase”). Prior to April 1, 2024, the Board of Directors resolved not to give effect to an Evergreen Increase on April 1, 2024, but instead to defer until later in the fiscal year the decision as to whether to effect an Evergreen Increase. On July 24, 2024, the Board approved an Evergreen Increase of 40,333,898 common shares.
In the event of a “change in control,” as defined in the 2021 EIP, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan
The Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective on September 29, 2021 (as amended on March 27, 2023). The ESPP is administered by the Compensation Committee and provides our employees and employees of certain participating subsidiaries, including our NEOs, with an opportunity to acquire a proprietary interest in the Company through the purchase of our common shares. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The ESPP will expire on the tenth anniversary of its effective date, unless terminated earlier in accordance with its terms.

All eligible employees, including our NEOs, may purchase our common shares pursuant to our ESPP at a 15% discount to the lesser of the fair market value of our common shares on (i) the first trading day of the applicable offering period or (ii) the last trading day of the offering period, subject to certain specified limits in the ESPP.
As of March 31, 2024, 28,199,449 common shares were available for issuance under the ESPP. The number of common shares available for issuance under the ESPP is subject to an annual increase on April 1 of each year, equal to the least of (i) 13,900,000 common shares, (ii) 1% of the aggregate number of common shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year of the Company and (iii) a number of common shares as determined by the Board of Directors. The overall maximum number of our common shares that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 147,447,650 common shares. Prior to April 1, 2024, the Board of Directors resolved not to increase the number of common shares available for issuance under the ESPP on April 1, 2024.
Roivant Sciences Ltd. Compensation Recoupment Policy
We maintain a Compensation Recoupment Policy that complies with the requirements of Section 10D of the Exchange Act and Nasdaq listing rules and which provides for the recoupment of certain incentive compensation received by our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.
Benefit Plans
Our NEOs participate in employee benefit programs available to its employees generally, including health, dental and vision insurance and a tax-qualified 401(k) plan maintained by RSI. Neither Roivant nor its subsidiaries maintained any executive-specific benefit or perquisite programs in Fiscal 2023.
Under RSI’s 401(k) plan, eligible employees (including the NEOs) are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code. All participants are 100% vested in their deferrals when contributed. Currently, RSI provides matching contributions for employees’ pre-tax contributions on a dollar-for-dollar basis up to $10,350 per calendar year per employee. These matching contributions generally become vested after two years of service by an employee.
Fiscal 2024 Senior Executive Compensation Program
As described above under “Background on Our Executive Compensation Program,” the Compensation Committee has designed our executive compensation program to place a significantly increased emphasis on pay-for-performance and to align the long-term interests of our executive officers with those of our shareholders.
In furtherance of our pay-for-performance philosophy, on July 24, 2024, the Compensation Committee, in consultation with the independent members of the Board of Directors and the Compensation Committee’s independent compensation consultant, implemented a multi-year incentive compensation program for each of Matthew Gline, Mayukh Sukhatme and Eric Venker that is designed to both ensure the long-term retention and stability of our executive team and to deliver long-term transformational value to our shareholders by directly linking award payouts to significant accretion in shareholder value (the “2024 Senior Executive Compensation Program”).
Set forth below is a summary of the material terms of the 2024 Senior Executive Compensation Program approved by the Compensation Committee and awarded in July 2024, as well as a description of the Compensation Committee’s process for considering, and rationale for approving, these awards. As the awards included in the 2024 Senior Executive Compensation Program will, as applicable, be paid in or granted in respect of Fiscal 2024 or future fiscal years, they are not reflected in the executive compensation disclosures included above for Fiscal 2023. Further information regarding the 2024 Senior Executive Compensation Program will be included in the Company’s proxy statement for its annual general meeting of shareholders for Fiscal 2024, to be filed in or around July 2025.
The 2024 Senior Executive Compensation Program primarily consists of two key components: (i) one-time cash retention awards and (ii) long-term equity incentive awards granted in the form of performance restricted stock units (“PSUs”), with both a performance- and a time-vesting component, time-vesting RSUs and stock options, in each case as described in more detail below.

The Compensation Committee, together with its independent compensation consultant, and in consultation with the independent members of our Board of Directors, engaged in a comprehensive process throughout Fiscal 2023 and into early Fiscal 2024 to design and develop the 2024 Senior Executive Compensation Program. As part of this process, the Compensation Committee considered and evaluated (i) the unique nature of Roivant and its business model, (ii) market data provided by the Compensation Committee’s independent compensation consultant, including with respect to transformational equity incentive grants made by other companies across industries, (iii) the need to ensure the stability of our talented executive team over the long-term, including in light of the fact that the prior round of multi-year compensation awards provided to our executive team is now more than 50% vested and needed to be “refreshed” to implement continued long-term incentives for those executives, (iv) the need to align our executives’ incentives with the next stage of Roivant’s growth and development by rewarding executives for achievement of performance goals that directly correlate to the creation of shareholder value and (v) the desire to reward our executives for our past performance and our recent significant successes (including in connection with the sale of our subsidiary Telavant in Fiscal 2023), as well as their prior contributions and anticipated future contributions to the growth of our business and the execution of our strategic plan. Given the unique and dynamic nature of our business, and in order to ensure that we are attracting and retaining top-level talent that can maximize value for our shareholders, it is crucial that our executive compensation program remain competitive not only within our industry but also across other industries in which we compete for talent. Accordingly, in connection with the design of the 2024 Senior Executive Compensation Program, the Compensation Committee, together with Aon, assessed the competitiveness of the program in comparison to practices in the biopharmaceutical and healthcare industries, as well as in other industries, including the financial services and investment sectors, where senior leaders are provided performance incentives or carried interest awards for generating significant returns for their investors.
In light of the ongoing consideration by the Compensation Committee of the 2024 Senior Executive Compensation Program, the Compensation Committee did not award Mr. Gline, Dr. Sukhatme or Dr. Venker an annual cash bonus in respect of Fiscal 2023 or award those executives equity incentive awards in Fiscal 2023, nor did these three executives participate in the Cash Bonus Program approved by the Company’s Board of Directors in December 2023 following the closing of the Telavant transaction. The equity incentive awards provided to Mr. Gline, Dr. Sukhatme and Dr. Venker under the 2024 Senior Executive Compensation Program represent the first new equity grants made to these executives since April 2022.
Cash Retention Awards
As part of the 2024 Senior Executive Compensation Program, in July 2024 the Compensation Committee approved the following one-time cash retention awards:
Executive	Title	Cash Retention Award
Matthew Gline	Chief Executive Officer	$5,725,000
Mayukh Sukhatme	President and Chief Investment Officer	$ 80,550,000
Eric Venker	President and Chief Operating Officer	$7,465,000
Consistent with the terms of the Cash Bonus Program approved by the Company’s Board of Directors in December 2023, the cash retention awards provided to Mr. Gline and Dr. Venker will vest and become payable as follows: (i) 50% of the award will be vested and payable within 30 days of the grant date, (ii) 25% of the award will vest and become payable on or about September 20, 2024 and (iii) the remaining 25% of the award will vest and become payable on or about September 19, 2025, in each case subject to the executive’s continuous service through the applicable vesting date. In the event the executive’s employment is terminated without cause (as defined in the executive’s employment agreement) or due to death or “disability” (as defined in the award letter) prior to the final vesting date, the executive will be entitled to receive any unvested portion of the award within 60 days of the employee’s termination date, subject to the execution and non-revocation of a release of claims by the executive.
The cash retention award provided to Dr. Sukhatme is payable in full within 30 days of the grant date, subject to Dr. Sukhatme’s continuous service through the payment date (unless his employment is terminated due to his death or disability (as defined in the award letter)). If a Recoupment Event (as defined below) occurs (i) on or prior to September 30, 2024, Dr. Sukhatme will be required to repay to the Company $30.0 million of the retention award or (ii) on or prior to September 30, 2025 (but on or after October 1, 2024), Dr. Sukhatme will be required to repay to the Company $15.0 million of the retention award. A “Recoupment Event” will be deemed to occur if (x) Dr. Sukhatme’s employment in good standing is terminated or otherwise ceases for any reason (except as provided in the following sentence) or (y) Dr. Sukhatme breaches any of his restrictive covenant obligations. In the event Dr. Sukhatme’s employment is terminated by the Company without “cause” (as defined in Dr. Sukhatme’s employment agreement) or due to death or “disability” (as defined in the award letter), no portion of the cash retention award will be subject to repayment, provided that Dr. Sukhatme executes and does not revoke a release of claims.
Equity Incentive Awards
As part of the 2024 Senior Executive Compensation Program, in July 2024 the Compensation Committee approved the following equity incentive awards:
Executive	Title	PSUs (at max) (#)	RSUs (#)	Stock Options (#)
Matthew Gline	Chief Executive Officer	14,450,000	2,754,821	—
Mayukh Sukhatme	President and Chief Investment Officer	17,000,000	1,836,547	—
Eric Venker	President and Chief Operating Officer	11,900,000*	204,000	409,000
*
The PSUs listed for Dr. Venker are not being granted now, but rather are subject to, and may in the future be granted in accordance with the terms of, the Venker PSU Opportunity Letter (as defined below). See below under “Venker PSU Opportunity Letter” for more information.

For Mr. Gline and Dr. Sukhatme, these equity incentive awards are intended to be multi-year awards covering five-years’ worth of equity incentive grants. Accordingly, we do not currently anticipate granting additional equity incentive awards to Mr. Gline or Dr. Sukhatme covering the same period as these awards, absent fundamental changes to our business that require the re-evaluation of individual or executive team retention and incentives.
Five-Year PSUs
While we have historically granted equity incentive awards to our current executives consisting largely of time-based stock options and time-based RSUs, the Compensation Committee determined to grant multi-year performance-based PSU awards to each of Mr. Gline and Dr. Sukhatme, and in the case of Dr. Venker provide the Venker PSU Opportunity Letter, in order to:
•	increase the alignment of our executives’ interests with those of our long-term shareholders by linking payouts directly to stock price appreciation;
•
ensure the stability and continuity of our leadership team following a transformative year for Roivant, using our strong balance sheet to expand our product pipeline and invest in developing and commercializing our existing pipeline and products; and

•
reward extraordinary shareholder value creation over the next three to eight years, which time period represents the earliest these executives would be eligible to sell the common shares underlying any earned PSUs (i.e., following the achievement of the performance goals, service conditions and the two-year post-vesting holding period), as described in more detail below.

The PSUs consist of six vesting tranches, with the number of PSUs allocated to each such tranche set forth in the table below. Each tranche of PSUs will vest on the first date that both of the “Service Condition” and the “Performance Condition” applicable to such tranche has been satisfied. The “Performance Condition” will be deemed satisfied for each tranche on the first date, during the performance period ending on the five-year anniversary of the grant date (the “Performance Period”), when the Company’s trailing 30-day volume weighted average trading price per share (“30-Day VWAP”) for trading days during the Performance Period exceeds the specified share price hurdle set forth in the table below:
Tranche	% of PSUs	Share Price Hurdle (per share)
First Tranche	14.71%	$15.00
Second Tranche	7.35%	$17.50
Third Tranche	8.82%	$20.00
Fourth Tranche	11.77%	$22.50
Fifth Tranche	22.06%	$25.00
Sixth Tranche	35.29%	$30.00

The PSUs underlying any tranche will be forfeited to the extent that the Performance Condition for such tranche is not achieved during the period ending on the five-year anniversary of the grant date, provided that if the Company’s 30-Day VWAP is between $25.00 and $30.00 as of (and including) the close of trading on last date of such period, then a pro-rata portion of the PSUs underlying the Sixth Tranche of PSUs will be deemed to have satisfied the Performance Condition on the last day of the Performance Period.
The “Service Condition” with respect to each tranche will be deemed satisfied on the first anniversary of the date on which the Performance Condition is first satisfied with respect to such tranche, subject to the executive’s continuous service through such anniversary. In the event an executive’s employment is terminated (x) by the Company without “cause” (as defined in the executive’s employment agreement), (y) due to the executive’s termination due to death or “disability” (as defined in the award agreement) or (z) due to the executive’s resignation for “good reason” (as defined in the executive’s employment agreement), any tranche of PSUs that has previously satisfied the Performance Condition shall be deemed to fully vest as of the executive’s termination date, and any tranche of PSUs that has not previously satisfied the Performance Condition will be forfeited in its entirety.
In order to further align the long-term interests of our executives with those of our shareholders, the Compensation Committee designed the PSUs to have a post-vesting holding period. Specifically, following the achievement of the Service Condition and the vesting of any tranche of the PSUs, the common shares underlying the applicable vested tranche of PSUs are subject to a further two-year holding period before such common shares may be sold by the executive. The two-year holding period will not apply with respect to any common shares that may be withheld, tendered or sold to satisfy applicable withholding tax obligations, and the two-year holding period will also cease to apply in the event of a change in control or following the executive’s termination due to death or “disability” (as defined in the award agreement).
In the event of a change in control prior to the end of the Performance Period, with respect to any tranche of PSUs for which the Performance Condition has not otherwise been previously satisfied prior to the date of such change in control, to the extent that the price per share received by the Company’s shareholders pursuant to such change in control (including the per share value of any other consideration received by the Company’s shareholders) exceeds the share price hurdle applicable to such tranche, as determined by the Compensation Committee in its good faith discretion, the Performance Condition applicable to such tranche shall be deemed satisfied as of immediately prior to the consummation of such change in control. If the price per share received by the Company’s shareholders pursuant to such change in control is less than or equal to the share price hurdle applicable to any tranche for which the Performance Condition has not otherwise been satisfied as of the date of such change in control, the PSUs underlying any such tranche will be forfeited in their entirety. Any outstanding PSUs that have satisfied the Performance Condition prior to or upon the change in control shall remain outstanding and eligible to vest based on satisfaction of the Service Condition following the change in control.
Venker PSU Opportunity Letter
While the Compensation Committee did not grant Dr. Venker PSUs under the 2024 Senior Executive Compensation Program, the Compensation Committee has approved entry into a letter agreement with Dr. Venker (the “Venker PSU Opportunity Letter”) pursuant to which Dr. Venker has the opportunity to receive a future grant of PSUs in the sole discretion of the Compensation Committee based on a quarterly assessment as to whether Dr. Venker has made contributions to the Company’s business that include value delivery beyond and outside the normal operating context (including based on specified criteria established in the future by the Compensation Committee) (the “Contribution Condition”). If the Compensation Committee determines that Dr. Venker has satisfied the Contribution Condition on or prior to the five-year anniversary of the Venker PSU Opportunity Letter, the Compensation Committee will approve a grant to Dr. Venker of up to 11,900,000 PSUs in the aggregate, substantially on the terms described above for Mr. Gline and Dr. Sukhatme, provided that for any PSUs so awarded to Dr. Venker: (i) the start date of the “Performance Period” will be the date of the Venker PSU Opportunity Letter and (ii) for any tranche of PSUs that has already satisfied the “Performance Condition” on or prior to the grant date of the PSUs, the Service Condition requirement for such tranche will be measured from the actual grant date of the PSUs. To the extent that the Compensation Committee determines in its sole discretion that Dr. Venker has not satisfied the Contribution Condition on or prior to the five-year anniversary of the Venker PSU Opportunity Letter, the opportunity to receive such PSUs will be forfeited and cancelled in its entirety without any payment to Dr. Venker.

RSUs
The Compensation Committee determined to grant time-based vesting RSUs as part of the 2024 Senior Executive Compensation Program in order to promote the retention of these executives who are critical to our business and the execution of our long-term strategic plan. The RSUs were granted to complement the multi-year PSUs provided to our executives under the program—specifically, while the PSUs incentivize our executives to achieve significant stock price appreciation, the RSUs help ensure that the stock price appreciation is sustained over the long-term, as the ultimate value of the RSUs is directly linked to our future share price. The combination of these awards encourages prudent decision-making and risk management and creates a balanced focus on short-term and long-term performance that supports sustainable, long-term shareholder value creation.
The number of RSUs granted to each of Mr. Gline and Dr. Sukhatme are designed to equal five years’ worth of annual RSU awards at the 50th percentile among our peer companies and are intended, together with the PSUs, to be the only equity awards granted to these executives over the next five years. Accordingly, these RSUs are scheduled to vest over a five-year period, with 20% of the RSUs vesting on March 31, 2026 and the remaining RSUs thereafter vesting in a series of 16 successive equal quarterly installments, subject to the executive’s continuous service through the applicable vesting date.
The number of RSUs granted to Dr. Venker are (together with the options granted to Dr. Venker and described below) designed to equal one year’s worth of equity awards at the 75th percentile among our peer companies. The RSUs are scheduled to vest over a four-year period, with 25% of the RSUs vesting on May 20, 2025 and the remaining RSUs vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuous service through the applicable vesting date.
In the event the executives’ continuous service is involuntarily terminated without “cause” within 12 months following the date of the consummation of a change in control, all such RSUs will become fully vested.
Stock Options
Dr. Venker’s compensation program is designed to ensure that, at a minimum, he receives annual levels of incentive compensation matching the rewards for senior executives at our peer companies, adjusted for his individual performance. The Compensation Committee viewed this as particularly important given the contingent nature of his PSU award, as set forth in the Venker PSU Opportunity Letter. The Compensation Committee believes that stock options play an effective role in linking pay with performance in that our stock price must appreciate following the grant date in order for the options to deliver any value to our executives. As a result, the Compensation Committee granted Dr. Venker stock options under the 2024 Senior Executive Compensation Program to further align his interests with those of our shareholders, while at the same time ensuring his equity compensation package includes a component of awards similar to those granted by peer companies.
The stock options granted to Dr. Venker will vest and become exercisable over a four-year period, with 25% vesting on May 20, 2025 and the remaining options vesting in 36 equal monthly installments thereafter, subject to the executive’s continuous service through each vesting date.
In the event that Dr. Venker’s continuous service is involuntarily terminated without “cause” within 12 months following the date of the consummation of a change in control, all such options will become fully vested and exercisable.

Outstanding Equity Awards at 2023 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of the end of Fiscal 2023.
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END
	Option Awards					Stock Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Matthew Gline	4/20/2016	234,096	—	$4.06	4/19/2026	—	—
	5/21/2018	231,193	—	$7.99	5/20/2028	—	—
	3/26/2020	1,363,711	—	$12.68(1)	3/31/2026	—	—
	3/26/2020	2,272,852	—	$12.68(1)	3/31/2026	—	—
	3/26/2020	2,178,150	—	$11.50(2)	3/31/2026	—	—
	5/20/2020	841,282	36,578(3)	$13.07	5/19/2030	—	—
	5/2/2021	797,211	328,249(3)	$10.00	5/1/2031	—	—
	5/2/2021	996,514	410,312(3)	$10.00	5/1/2031	—	—
	5/20/2021	—	—	—	—	277,091(4)	$2,920,539.14(4)
	4/20/2022	7,917,359	8,605,825(3)	$3.85	4/19/2032	—	—
Richard Pulik	9/28/2021	—	—	—	—	82,505(4)	$869,602.70(4)
	10/20/2021	195,887	117,532(5)	$6.00	10/19/2031	—	—
	4/20/2022	479,167	520,833(5)	$3.85	4/19/2032	—	—
	4/20/2023	—	—	—	—	66,710(6)	$703,123.40(6)
	4/20/2023	—	383,496(5)	$8.80	4/19/2033	—	—
Rakhi Kumar	3/26/2020	90,914	—	$12.68(1)	3/31/2026	—	—
	3/26/2020	272,742	—	$15.85(1)	3/31/2026	—	—
	3/26/2020	87,126	—	$11.50(2)	3/31/2026	—	—
	5/20/2020	—	—	—	5/19/2030	1,595(4)	$16,811.30(4)
	5/20/2020	56,109	2,441(7)	$13.07	5/19/2030	—	—
	5/2/2021	60,643	24,960(7)	$10.00	5/1/2031	—	—
	5/20/2021	—	—	—	—	26,241(4)	$276,580.14(4)
	4/20/2022	229,167	520,833(7)	$3.85	4/19/2032	—	—
	4/20/2023	—	—	—	—	66,710(8)	$703,123.40(8)
	4/20/2023	—	286,408(7)	$8.80	4/19/2033	—	—
(1)	Reflects the grant of non-qualified “performance options” outstanding under the 2015 EIP that are fully vested.
(2)
Reflects the grant of CVARs that are fully service-vested. The CVARs entitle the holder to a payment equal to the product of (i) the number of vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a common share as of the relevant date of determination (capped at $12.68 per share) over (B) the $11.50 hurdle price (the “CVAR Amount”). Once payable, the CVARs will be settled in a number of common shares determined by dividing (i) the applicable CVAR Amount by (ii) the fair market value of a common share as of the applicable payment date. In the event any CVARs have satisfied all applicable vesting conditions but have not satisfied the $11.50 hurdle price on an applicable measurement date (i.e., the closing price per common share does not exceed the $11.50 hurdle price as of such applicable measurement date), then such CVARs will be deemed to remain outstanding and the applicable award holder will be provided the right to earn such CVARs if the $11.50 hurdle price is satisfied on a subsequent annual “hurdle measurement date” prior to the CVAR Expiration Date. The future “hurdle measurement dates” will be March 30 of each of years 2025 and 2026. If the $11.50 hurdle price is not satisfied on any such subsequent annual hurdle measurement date prior to the expiration date of the CVARs, then the remaining CVARs will be forfeited in their entirety on the expiration date. If the $11.50 hurdle price is satisfied on any such hurdle measurement date, then the applicable “CVAR Amount” in respect of such earned CVARs (which will be calculated based on the excess of the closing price per common share on the applicable hurdle measurement date (up to the existing “cap” price per common share) over the $11.50 hurdle price) will be paid to the CVAR holder in common shares. The number of common shares to be delivered to the holder in respect of the applicable earned CVAR Amount will be based on the closing price per common share on the applicable payment date.

(3)
Reflects the grant of nonqualified stock options to purchase common shares outstanding under the 2015 EIP or the 2021 EIP that vest and become exercisable as follows: (i) 25% of the stock options vest and become exercisable on the first anniversary of the vesting commencement date and (ii) the remaining 75% vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date. In the event of a termination of Mr. Gline’s employment due to his death or disability, all service-based vesting conditions (including any requirement that he be employed at the time of achievement of an applicable performance-based vesting condition) with respect to fifty percent (50%) of each of his equity incentive awards that were granted prior to March 31, 2021 under the 2015 EIP or the 2021 EIP, as applicable, and that are outstanding as of the Termination Date (as defined in Mr. Gline’s employment agreement) shall be immediately waived; provided that, such equity awards shall remain subject to any additional vesting conditions or other terms and conditions otherwise applicable to such awards.
(4)
Reflects the grant of RSUs outstanding under the 2015 EIP that vest as follows: (i) 25% of the RSUs vest requirement on the first anniversary of the vesting commencement date and (ii) the remaining 75% of the RSUs vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date. The market value of the RSUs reflected in the table above is based on a share price of $10.54 per share, the fair market value of common shares as of March 28, 2024. In the event Mr. Gline, Mr. Pulik or Ms. Kumar’s employment is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested.

(5)
Reflects the grant of nonqualified stock options to purchase common shares outstanding under the 2015 EIP or the 2021 EIP that vest and become exercisable as follows: (i) 25% of the stock options vest and become exercisable on the first anniversary of the vesting commencement date and (ii) the remaining 75% vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date.

(6)
Reflects the grant of RSUs outstanding under the 2021 EIP that vest as follows: (i) 25% of the RSUs service-vest on the first anniversary of the vesting commencement date; (ii) 1/16 of the RSUs service-vest fourteen months after the vesting commencement date; and (iii) the balance of the RSUs service-vest in a series of eleven successive equal quarterly installments measured from the date fourteen months after the vesting commencement date, subject to the holder’s continuous service through the applicable vesting date. The market value of the RSUs reflected in the table above is based on a share price of $10.54 per share, the fair market value of common shares as of March 28, 2024. In the event Mr. Pulik’s employment is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested.

(7)
Reflects the grant of nonqualified stock options to purchase common shares outstanding under the 2015 EIP or the 2021 EIP that vest and become exercisable as follows: (i) 25% of the stock options vest and become exercisable on the first anniversary of the vesting commencement date and (ii) the remaining 75% vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date. In the event of a termination of Ms. Kumar’s employment due to her death or disability, all service-based vesting conditions (including any requirement that she be employed at the time of achievement of an applicable performance-based vesting condition) with respect to fifty percent (50%) of each of her equity incentive awards that are outstanding as of the Termination Date (as defined in Ms. Kumar’s employment agreement) shall be immediately waived; provided that, such equity awards shall remain subject to any additional vesting conditions or other terms and conditions otherwise applicable to such awards.

(8)
Reflects the grant of RSUs outstanding under the 2021 EIP that vest as follows: (i) 25% of the RSUs service-vest on the first anniversary of the vesting commencement date; (ii) 1/16 of the RSUs service-vest fourteen months after the vesting commencement date; and (iii) the balance of the RSUs service-vest in a series of eleven successive equal quarterly installments measured from the date fourteen months after the vesting commencement date, subject to the holder’s continuous service through the applicable vesting date. The market value of the RSUs reflected in the table above is based on a share price of $10.54 per share, the fair market value of common shares as of March 28, 2024. In the event Ms. Kumar’s employment is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested. In the event of a termination of Ms. Kumar’s employment due to her death or disability, all service-based vesting conditions (including any requirement that she be employed at the time of achievement of an applicable performance-based vesting condition) with respect to fifty percent (50%) of each of her equity incentive awards that are outstanding as of the Termination Date (as defined in Ms. Kumar’s employment agreement) shall be immediately waived; provided that, such equity awards shall remain subject to any additional vesting conditions or other terms and conditions otherwise applicable to such awards.

Pay Versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the Compensation Committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to companies that qualify as smaller reporting companies, we are including two years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.
The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return (“TSR”), and net income (loss) attributable to Roivant Sciences Ltd. results for Fiscal 2023 and Fiscal 2022:
Fiscal Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO NEO(4) (d)	Average Compensation Actually Paid to Non-PEO NEOs(3) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) (f)	Net Income (Loss) Attributable to Roivant Sciences Ltd. (in 000s)(5) (g)
2023	$738,189	$45,536,504	$4,740,297	$8,126,392	$213	$4,348,926
2022	$48,978,825	$97,617,266	$48,706,774	$97,819,396	$149	$(1,009,030)
(1)
Matthew Gline, our Chief Executive Officer, was our PEO for the entirety of Fiscal 2023 and Fiscal 2022. The Non-PEO NEOs for Fiscal 2023 were Richard Pulik and Rakhi Kumar. The Non-PEO NEOs for Fiscal 2022 were Mayukh Sukhatme and Eric Venker.

(2)	The dollar amounts reported in this column represent the amount of total compensation reported for our PEO for each covered fiscal year in the “Total” column of the Summary Compensation Table.
(3)
Compensation “actually paid” to the PEO and average compensation “actually paid” to our Non-PEO NEOs for each covered fiscal year reflects the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as computed in accordance with Item 402(v) of Regulation S-K. These dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO or our Non-PEO NEOs during the applicable fiscal year.

	PEO 2023	PEO 2022	Non-PEO NEOs 2023	Non-PEO NEOs 2022
Summary Compensation Table Total	$738,189	$48,978,825	$4,740,297	$48,706,774
- Grant date fair value of awards granted during the covered fiscal year	—	$47,206,737	$2,572,978	$47,206,737
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	—	$91,428,045	$3,087,982	$91,428,045
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$25,764,125	$4,848,981	$1,753,293	$5,433,442
+/- Change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$19,034,190	$(431,848)	$1,117,798	$(542,128)
Compensation Actually Paid	$45,536,504	$97,617,266	$8,126,392	$97,819,396
Fair values set forth in the table above are computed in accordance with Topic 718 as of the end of the applicable fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(4)
Cumulative TSR assumes $100 was invested at market close on March 31, 2022 and is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at market close at the end of the measurement period (March 28, 2024 for Fiscal 2023 and March 31, 2023 for Fiscal 2022) and our stock price at market close at the beginning of the measurement period (March 31, 2022) by (ii) our stock price at market close at the beginning of the measurement period (March 31, 2022). At March 28, 2024 and March 31, 2023 and 2022, the per share closing prices for our common stock were $10.54, $7.38 and $4.94, respectively. No dividends were paid for any periods presented.

(5)
Reflects “Net income (loss) attributable to Roivant Sciences Ltd.” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of Fiscal 2023 and Fiscal 2022.

−Pay Versus Performance Comparative Disclosures
In accordance with SEC rules, we are providing the following information regarding the relationship between the “compensation actually paid” to our PEO and the average of our Non-PEO NEOs and the financial measures set forth in the Pay Versus Performance Table above during the applicable covered years. As noted above, SEC rules require us to disclose “compensation actually paid” and these amounts do not necessarily reflect the actual amount of compensation earned by or paid to our PEO or our other NEOs during the applicable fiscal year.
Relationship Between Compensation Actually Paid and Cumulative TSR

Relationship Between Compensation Actually Paid and Net Income (Loss) Attributable to Roivant Sciences Ltd.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of March 31, 2024:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)($)(2)	Number of securities to be issued upon settlement of outstanding RSUs, CVARs and Other Stock Awards (c)(#)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (d)(#)(4)
Equity compensation plans approved by shareholders
2021 Equity Incentive Plan	71,367,469	4.22	11,376,817	42,725,086(5)
2021 Employee Stock Purchase Plan	—	—	—	28,199,449
Amended and Restated 2015 Equity Incentive Plan	79,132,167	11.58	26,054,848	—
Amended and Restated 2015 Restricted Stock Unit Plan	—	—	585,229	—
Equity compensation plans not approved by shareholders	—	—	—	—
Total	150,499,636	8.09	38,016,894	70,924,535
(1)	Excludes RSUs, CVARs and other stock awards that are not exercisable and do not have an exercise price. Information on RSUs, CVARs and other stock awards is included in column (c).
(2)	The weighted-average exercise price set forth in this column is calculated excluding outstanding RSUs, CVARs and other stock awards that do not have an exercise price.
(3)
Excludes 3,921,395 CVARs and 91,628 RSUs that were vested and released, but were pending settlement and not yet settled, as of March 31, 2024. This column reflects the maximum number of securities to be issued upon settlement of outstanding CVARs, RSUs and other stock awards. For CVARs granted under the 2015 EIP on March 26, 2020, to the extent the CVARs satisfy their vesting conditions, the CVARs will entitle the holder to a payment equal to the product of (i) the number of vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a common share as of the relevant date of determination (capped at $12.68 per share) over (B) the $11.50 hurdle price, in certain cases subject to a “knock-in” condition. For CVARs granted under the 2021 EIP (the “2021 CVARs”), the CVARs are eligible to vest based on the satisfaction of service-based and performance-based vesting requirements. The performance-based vesting requirement was achieved in December 2021. Vested 2021 CVARs will be settled in common shares, up to a specified cap price.

(4)	Excludes 3,921,395 CVARs and 91,628 RSUs that were vested and released, but were pending settlement and not yet settled, as of March 31, 2024.
(5)
As noted above, the number of common shares available for issuance under the 2021 EIP is subject to an Evergreen Increase on April 1 of each year equal to the lesser of (i) 5% of the common shares outstanding as of the last day of the immediately preceding fiscal year of the Company and (ii) a number of common shares as determined by the Board of Directors. Prior to April 1, 2024, the Board of Directors resolved not to give effect to an Evergreen Increase on April 1, 2024, but instead to defer until later in the fiscal year the decision as to whether to effect an Evergreen Increase. On July 24, 2024, the Board approved an Evergreen Increase of 40,333,898 common shares. This number of common shares included in the Evergreen Increase is not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common shares as of July 1, 2024 by:
•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common shares;
•	the Company’s NEOs for Fiscal 2023;
•	the Company’s directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options that are currently exercisable or exercisable within 60 days and restricted stock units (“RSUs”) that vest within 60 days. The ownership percentages set forth in the table below are based on 739,053,106 common shares issued and outstanding as of July 1, 2024 and unless otherwise noted below, do not take into account the issuance of any common shares underlying vested incentive equity awards, where the number of common shares underlying such awards is not determinable until the actual payment date of such awards. For information on the ownership of incentive equity awards by our NEOs, please refer to “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.” However, shares that a person has the right to acquire within 60 days of July 1, 2024 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common shares.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Roivant Sciences Ltd., 7th Floor, 50 Broadway, London, SW1H 0DB, United Kingdom.
Name of Beneficial Owner	Number of Common Shares	Ownership %
5% Shareholders:
SVF Investments(1)	71,122,349	9.6%
QVT Entities(2)	66,719,779	9.0%
Dexxon Holdings(3)	102,849,443	13.9%
Viking Global Entities(4)	69,368,961	9.4%
Vivek Ramaswamy(5)	82,956,521	10.8%

Directors and Named Executive Officers:
Matthew Gline(6) Chief Executive Officer and Director	17,629,421	2.3%
Richard Pulik(7) Chief Financial Officer	1,083,757	*
Rakhi Kumar(8) Chief Accounting Officer	1,033,474	*
Ilan Oren(9) Director & Chair	134,434	*
Daniel Gold(10) Director	7,329,311	1.0%
Keith Manchester(11) Director	1,817,797	*
James C. Momtazee(12) Director	128,601	*

Name of Beneficial Owner	Number of Common Shares	Ownership %
Meghan FitzGerald(13) Director	60,609	*
Melissa Epperly(14) Director	139,472	*
Mayukh Sukhatme(15) President and Chief Investment Officer and Director	23,018,201	3.0%
All directors and executive officers as a group (11 persons)	62,140,511	7.9%
*	Less than 1%
(1)
Securities held of record by SVF Investments (UK) Limited (“SVF Investments”). Softbank Vision Fund L.P. is the managing member of SVF Holdings (UK) LLP, which is the sole owner of SVF Investments. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as the alternative investment fund manager (“AIFM”) of SoftBank Vision Fund L.P. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund L.P.’s investments. Voting and investment determinations with respect to the securities held of record by SVF Investments are made by the board of directors of SBIA UK, which consists of Mark Agne, Rajeev Misra, Lidia Cepuch, Alex Clavel, Navneet Govil and Michelle Aylott. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF Investments. Each of them disclaims any such beneficial ownership. The registered address for SoftBank Vision Fund L.P. is Aztec Group House, IFC 6, The Esplanade, St Helier, Jersey, JE4 0QH. The principal address of SVF Investments, SVF Holdings (UK) LLP, and SBIA UK is 69 Grosvenor Street, London, United Kingdom W1K 3JP.

(2)
Consists of common shares held by QVT Financial Investment Cayman Ltd., QVT Roiv Hldgs Offshore Ltd., QVT Roiv Hldgs Onshore Ltd., QVT Deferred Compensation Holdings Ltd., QVT P&E Roiv Hldgs Ltd. and Fourth Avenue Capital Partners LP (together, the “QVT Entities”). Fourth Avenue Capital Partners GP LLC may be deemed to share beneficial ownership of the common shares held by Fourth Avenue Capital Partners LP. Each of QVT Financial LP and QVT Financial GP LLC may be deemed to share beneficial ownership of the common shares held by the QVT Entities. The Managing Members of QVT Financial GP LLC and Fourth Avenue Capital Partners GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom disclaims beneficial ownership of the securities held by the QVT Entities. The principal business address for the QVT Entities, QVT Financial LP, QVT Financial GP LLC, Fourth Avenue Capital Partners GP LLC and the Managing Members is 888 Seventh Avenue, 43rd Floor, New York, NY 10106.

(3)
Consists of common shares held by Dexxon Holdings Ltd. (“Dexxon Holdings”) and Dexcel Pharma Technologies Ltd. (“Dexcel Pharma”). Dan Oren is the controlling shareholder and a director of Dexxon Holdings and the ultimate (indirect) controlling shareholder and the Executive Chairman of Dexcel Pharma. As such, each of Dexxon Holdings, Dexcel Pharma and Dan Oren may be deemed to share beneficial ownership of the common shares. The principal business address of Dexxon Holdings and Dan Oren is 1 Dexcel Street, Or Akiva, 3060000, Israel. The registered address of Dexcel Pharma is 10 Hakidma St, Yokneam Illit 2069200, Israel.

(4)
Consists of common shares held by Viking Global Equities Master Ltd. (“VGEM”), Viking Global Equities II LP (“VGEII”), Viking Long Fund Master Ltd. (“VLFM”) and Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund,” and together with all of the preceding entities, the “Viking Global Entities”). VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGEM. VGEII has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, which provides managerial services to VGEII. VLFM has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLFM. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities GP”), and by VGI, which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Global Opportunities Parent GP LLC (the sole member of Viking Global Opportunities GP LLC, which is the sole member of Opportunities GP) have shared authority to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Opportunities GP. The business address of each of the Viking Global Entities is 600 Washington Boulevard, Floor 11, Stamford, Connecticut 06901.

(5)
Consists of (i) 53,431,426 common shares and (ii) 29,525,095 common shares underlying stock options to purchase common shares that are fully vested. Excludes CVARs that were service-vested as of July 1, 2024 but had not satisfied the applicable hurdle price on an applicable measurement date.

(6)
Consists of (i) 914,101 common shares, (ii) 16,675,733 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024 and (iii) 39,587 RSUs covering common shares that are beneficially owned as of July 1, 2024. Excludes CVARs that were service-vested as of July 1, 2024 but had not satisfied the applicable hurdle price on an applicable measurement date.

(7)
Consists of (i) 134,889 common shares, (ii) 939,700 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024 and (iii) 9,168 RSUs covering common shares that are beneficially owned as of July 1, 2024.

(8)
Consists of (i) 109,159 common shares, (ii) 920,565 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024 and (iii) 3,750 RSUs covering common shares that are beneficially owned as of July 1, 2024. Excludes CVARs that were service-vested as of July 1, 2024 but had not satisfied the applicable hurdle price on an applicable measurement date.

(9)	Consists of (i) 62,584 common shares and (ii) 71,850 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024.

(10)	Consists of (i) 7,257,461 common shares and (ii) 71,850 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024.
(11)	Consists of (i) 1,745,947 common shares and (ii) 71,850 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024.
(12)	Consists of (i) 59,704 common shares and (ii) 68,897 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024.
(13)	Consists of (i) 4,927 common shares and (ii) 55,682 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024.
(14)	Consists of (i) 4,736 common shares and (ii) 134,736 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024.
(15)
Consists of (i) 5,309,683 common shares (including 1,657,698 common shares held by Sukhatme Investments LLC) and (ii) 17,708,518 common shares underlying stock options to purchase common shares that are beneficially owned as of July 1, 2024. Excludes CVARs that were service-vested as of July 1, 2024 but had not satisfied the applicable hurdle price on an applicable measurement date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) one Form 4 report was filed one day late for Vivek Ramaswamy due to an inadvertent administrative error and (ii) one Form 4 report was filed one day late for Mr. Pulik due to an inadvertent administrative error.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of certain transactions occurring during our last fiscal year or currently proposed, including those to which (i) Roivant has been a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of Roivant’s directors, executive officers or holders of more than 5% of Roivant’s share capital, or any members of their immediate family, had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Information About Roivant’s Directors” and “Executive Compensation.”
Transactions and Arrangements with Sumitomo Pharma Co., Ltd. (“Sumitomo”)
Sumitomo Lock-Up Agreement
In June 2023, Sumitomo sold 15,116,277 common shares to three healthcare specialist funds, including an affiliate of private investment funds advised by Patient Square Capital, in a privately negotiated transaction. In connection with the transaction, Sumitomo entered into a lock-up agreement with the Company, which expired on February 29, 2024, covering the common shares it continued to hold.
Sumitomo Repurchase Transaction
In March 2024, the Company’s Board of Directors authorized a common share repurchase program, allowing for repurchases of common shares in an aggregate amount of up to $1.5 billion (excluding fees and expenses). Pursuant to the share repurchase program, on April 2, 2024, the Company entered into a share repurchase agreement with Sumitomo to repurchase all 71,251,083 common shares held by Sumitomo at a purchase price per share of $9.10, for an aggregate purchase price of approximately $648.4 million. The repurchase transaction with Sumitomo was completed on April 2, 2024.
Certain Employment and Compensatory Arrangements
Brett Venker, Head of Real World Evidence for RSI, is the brother of Eric Venker, Roivant’s President and Chief Operating Officer. During Fiscal 2023, Dr. Venker earned total cash compensation, consisting of salary, bonus, non-equity incentive plan compensation and other compensation, of $640,825 and was granted incentive equity awards with an aggregate grant date fair value, as computed in accordance with Topic 718, of $279,550.
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of Roivant’s voting securities, and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, is required to take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2025. The Audit Committee is submitting the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether to retain EY. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. In addition, under Bermuda law, our shareholders have the right to appoint our auditor. Therefore, we are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual general meeting of shareholders, and authorization for the Board of Directors, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to us by EY for Fiscal 2023 and Fiscal 2022.
Fee Category	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$4,974,000	$3,291,000
Audit-Related Fees	—	—
Tax Fees(2)	$120,300	$89,600
All Other Fees	—	—
Total Fees	$5,094,300	$3,380,600
(1)
Includes fees for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting, review of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and for services provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for Roivant, and for certain of our subsidiaries as well as standalone audits and reviews for certain of our subsidiaries. This amount includes fees associated with certain statutory audits for Fiscal 2023 that have not yet been completed. All services described above were pre-approved by the Audit Committee.

(2)	Includes fees for professional services related to tax compliance and reporting.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. Only the services of EY listed under Audit Fees for Fiscal 2023 were pre-approved by the Audit Committee. None of the Audit Fees or other fees in the table above were for services that were subject to a waiver of the pre-approval requirement pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X of the SEC.
Vote Required
The affirmative vote of a majority of common shares cast in accordance with our Bye-laws is required to ratify the selection by the Audit Committee of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2025, to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2025, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2025. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.

If the shareholders do not approve the appointment of EY and the Audit Committee’s authority to set EY’s remuneration, the Audit Committee may consider the appointment of another auditor to be approved by the shareholders. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. We expect that representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
Recommendation
The Board of Directors recommends a vote FOR the ratification of EY as our independent registered public accounting firm.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the shareholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs.
The following proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs. Accordingly, we are asking our shareholders to approve the following non-binding resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 under Regulation S-K.”
Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation program.
This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering future compensation decisions for our NEOs.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our NEOs requires the affirmative vote of a majority of common shares cast in accordance with our Bye-laws. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs.

PROPOSAL NO. 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING,
ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution, commonly known as a “say-on-frequency” proposal, to shareholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation of our NEOs, like Proposal No. 3, should be held every one, two or three years.
After careful consideration, our Board of Directors has determined that an annual advisory vote to approve the compensation of our NEOs will allow our shareholders to provide timely and direct input on our executive compensation practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. Accordingly, we are asking our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the submission by the Company of a non-binding, advisory resolution on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every:
one year;
two years; or
three years.”
This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering the frequency of holding future non-binding, advisory votes to approve the compensation of our NEOs. We expect that the next stockholder vote on the frequency of non-binding, advisory votes on named executive officer compensation will occur at the Annual Meeting following our fiscal year ending March 31, 2030.
Vote Required
The frequency of future non-binding, advisory votes to approve the compensation of our NEOs that receives the highest number of votes of the common shares present in person or by proxy at the Annual Meeting thereon shall be approved. Abstentions and broker non-votes have no effect on the non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our NEOs.
Recommendation
The Board of Directors recommends a vote FOR “ONE YEAR” on the frequency of future non-binding, advisory votes to approve the compensation of the Company’s NEOs.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Roivant specifically incorporates it by reference in such filing.
The Audit Committee serves as the representative of Roivant’s Board of Directors with respect to its oversight of:
•	Roivant’s accounting and financial reporting processes and the audit of its financial statements;
•	the integrity of Roivant’s financial statements;
•	Roivant’s compliance with legal and regulatory requirements;
•	the Company’s information security (including cybersecurity) and technology risk management programs;
•	significant risks, and assessing the steps management has taken to control these risks;
•	the performance and responsibilities of Roivant’s internal audit function (if any); and
•	the appointment, qualifications, and independence of the independent registered public accounting firm.
The Audit Committee also reviews the performance of the independent registered public accounting firm in the annual audit of Roivant’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is independent and that Ms. Epperly qualifies as an “audit committee financial expert” under SEC rules.
The Audit Committee has reviewed and discussed the audited financial statements for Roivant’s fiscal year ended on March 31, 2024 with Roivant’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Roivant’s Annual Report on Form 10-K for its fiscal year ended on March 31, 2024.
M. Epperly (Chair)

K. Manchester*

M. FitzGerald
*	Dr. Manchester was appointed as a member of the Audit Committee in July 2024. Concurrent with his appointment to the Audit Committee, Mr. Oren and Mr. Momtazee stepped down from the Audit Committee.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Roivant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Roivant. Direct your written request to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or call us at +44 207 400 3347. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Note About Our Website
Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.
Other Matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.
Annual Reports
We have filed the Annual Report on Form 10-K for Fiscal 2023 (the “2023 Annual Report”), with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2023 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Attn: Secretary at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54150-P15816 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROIVANT SCIENCES LTD.

The Board of Directors recommends you vote FOR ALL of the nominees listed:

	For All	Withhold All	For All Except
1. To elect the Board of Directors' three nominees for Class III Director to serve for a three-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ilan Oren
02) James C. Momtazee
03) Mayukh Sukhatme

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Roivant's independent registered public accounting firm for Roivant's fiscal year ending March 31, 2025, to appoint Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for Roivant's fiscal year ending March 31, 2025, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as Roivant's auditor for Roivant's fiscal year ending March 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR ONE YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To cast a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers every:	☐	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V54151-P15816

ROIVANT SCIENCES LTD.
Proxy for Annual General Meeting of Shareholders
September 10, 2024 at 10:30 a.m. United Kingdom Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Matthew Gline, Richard Pulik and Matthew Maisak, and each of them, with full power of substitution and power to act alone, as proxies to vote all common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Roivant Sciences Ltd., to be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Tuesday, September 10, 2024 at 10:30 a.m. United Kingdom local time, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are "For All" for the election of the directors in Proposal 1, "For" Proposals 2 and 3 and for every "One Year" for Proposal 4. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof to the extent authorized under rule 14a-4(c)(1) under the Exchange Act.

Continued and to be signed on reverse side